Exhibit 10.1

EXECUTION COPY

$300,000,000
TERM LOAN CREDIT AGREEMENT
dated as of March 3, 2020,
among
ALLIANT ENERGY FINANCE, LLC,
as Borrower
ALLIANT ENERGY CORPORATION,
as Guarantor
THE BANKS NAMED HEREIN,
as Banks
and
KEYBANK NATIONAL ASSOCIATION,
as Administrative Agent
______________________________________________________________________________

KEYBANC CAPITAL MARKETS INC.,
as Sole Lead Arranger
______________________________________________________________________________

ARTICLE III
CONDITIONS TO EXTENSIONS OF CREDIT		35

Section 3.1	Conditions Precedent to Closing Date.	35
Section 3.2	[Reserved].	36
Section 3.3	Reliance on Certificates.	36

ARTICLE IV
REPRESENTATIONS AND WARRANTIES		37

Section 4.1	Representations and Warranties of the Loan Parties.	37

-i-

(continued)

Page

ARTICLE V
COVENANTS OF THE LOAN PARTIES		39

Section 5.1	Affirmative Covenants.	39
Section 5.2	Negative Covenants.	42

ARTICLE VI
EVENTS OF DEFAULT		46

Section 6.1	Events of Default.	46

-ii-

(continued)

SCHEDULES AND EXHIBITS

Schedule I	-	Commitment Schedule
Schedule II	-	Existing Liens
Schedule III	-	List of Indentures

Exhibit 1.1	-	Form of Note
Exhibit 2.2(b)	-	Form of Notice of Borrowing
Exhibit 2.11	-	Form of Notice of Conversion
Exhibit 2.17(e)(ii)	-	Form of U.S. Tax Compliance Certificates
Exhibit 3.1(a)(vii)	-	Form of Opinion of Perkins Coie LLP
Exhibit 9.7	-	Form of Assignment and Assumption

-iii-

TERM LOAN CREDIT AGREEMENT
dated as of March 3, 2020
THIS TERM LOAN CREDIT AGREEMENT (this “Agreement”) is made by and among:

(i)	ALLIANT ENERGY FINANCE, LLC, a Wisconsin limited liability company (the “Borrower”)

(ii)	ALLIANT ENERGY CORPORATION, a Wisconsin corporation (the “Guarantor”),

(iii)	the banks (the “Banks”) listed on the signature pages hereof and the other Lenders (as hereinafter defined) from time to time party hereto, and

(iv)	KeyBank National Association (“KeyBank”), as administrative agent (the “Agent”) for the Lenders.
PRELIMINARY STATEMENTS
WHEREAS, the Borrower has requested, and the Agent and the Lenders have agreed, on the terms and conditions set forth herein, to enter into a term loan credit facility in an aggregate amount of $300,000,000;
NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:
ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

Section 1.1    Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Administrative Questionnaire” means an Administrative Questionnaire in substantially the form approved by the Agent.
“Advance” has the meaning ascribed to that term in Section 2.1.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affected Lender” has the meaning assigned to that term in Section 2.14.
“Affected Lender Advance” has the meaning assigned to that term in Section 2.14.
“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and officers of such Person), controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control another entity if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such entity, whether through the ownership of voting securities, by contract, or otherwise.

“Agent” has the meaning assigned to that term in the Preamble to this Agreement.
“Aggregate Commitment” means the aggregate of the Lenders’ Commitments hereunder.
“Agreement” has the meaning specified in the Preamble to this Agreement.
“Alternate Base Rate” means a fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall at all times be equal to the greatest of:
(i)0.0%;

(ii)the Prime Rate for such day;

(iii)the sum of the Federal Funds Rate for such date plus 1/2 of 1.00% per annum; and

(iv)the Eurodollar Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1.00%, provided that, for the avoidance of doubt, the Eurodollar Rate for any day shall be based on the rate reported by the applicable financial information service at approximately 11:00 a.m. London time on such day.
Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Rate or the Eurodollar Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Rate or the Eurodollar Rate.
“Anti-Corruption Law” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or its Subsidiaries from time to time concerning or relating to bribery or corruption, including without limitation the United States Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.
“Applicable Lending Office” means, with respect to each Lender, such Lender’s Domestic Lending Office in the case of a Base Rate Advance and such Lender’s Eurodollar Lending Office in the case of a Eurodollar Rate Advance.
“Applicable Margin” means, for any Eurodollar Rate Advance or Base Rate Advance, the percentage set forth below in the columns identified as Level 1 and Level 2, opposite the Eurodollar Rate or the Base Rate, as applicable:

Rating	A-/A3/A- or higher	BBB+/Baal/BBB+	BBB/Baa2/BBB or lower
Pricing Level	LEVEL 1	LEVEL 2	LEVEL 3
Applicable Margin for Eurodollar Rate Advances	0.450%	0.550%	0.650%
Applicable Margin for Base Rate Advances	0.00%	0.00%	0.00%

The Applicable Margin shall be, at any time, the rate per annum set forth in the table above based upon the ratings assigned by S&P, Moody’s and Fitch (subject to the paragraph below) to the senior unsecured non-credit enhanced long-term debt of the Guarantor, provided that, in the event that there is no such rating then in effect for the Guarantor from a particular rating agency, such rating agency’s rating for Guarantor’s corporate credit, issuer or issuer default rating (as applicable) then in effect shall constitute Guarantor’s rating by such rating agency for purposes of determining the Applicable Margin (collectively, the “Debt Ratings”).

If at any time there is a split among Debt Ratings by S&P, Moody’s and Fitch such that all three ratings fall in different Pricing Levels, the applicable Pricing Level shall be determined by the Debt Rating that is neither the highest nor the lowest of the three ratings. If at any time there is a split among Debt Ratings by S&P, Moody’s and Fitch such that two of such ratings are in one Pricing Level (the “Majority Level”) and the third Debt Rating is in a different Pricing Level, the applicable Pricing Level shall be at the Majority Level. In the event that the Guarantor shall maintain Debt Ratings from only two of S&P, Moody’s and Fitch and there is a split in such Ratings (i) of one Pricing Level, the applicable Pricing Level shall be determined by the higher of the two Debt Ratings, and (ii) of two or more Pricing Levels, the applicable Pricing Level shall be the Pricing Level that is exactly between the Pricing Level of the higher Debt Rating and the Pricing Level of the lower Debt Rating (the “Midpoint”), or if there is no Midpoint, the Pricing Level that is one Pricing Level above a notional Pricing Level that falls at the midpoint between the actual Debt Ratings. In the event that the Guarantor shall maintain Debt Ratings from only one of S&P, Moody’s and Fitch, the applicable Pricing Level shall be determined by reference to that one Debt Rating. If at any time the Guarantor does not have a Debt Rating from at least one of S&P, Moody’s or Fitch, the applicable Pricing Level shall be set at Pricing Level 2. Notwithstanding the foregoing, if at any time the Guarantor has any Debt Rating that corresponds to Level 2, the applicable Pricing Level shall be Level 2. The Pricing Level shall be redetermined on and as of the date of announcement of a change in the Debt Rating of S&P, Moody’s or Fitch.
“Applicable Rate” means:
(i)    in the case of each Base Rate Advance, a rate per annum equal at all times to the sum of the Alternate Base Rate in effect from time to time plus the Applicable Margin in effect from time to time; and
(ii)    in the case of each Eurodollar Rate Advance comprising part of the same Borrowing, a rate per annum during each Interest Period equal at all times to the sum of the Eurodollar Rate for such Interest Period plus the Applicable Margin in effect from time to time during such Interest Period.
“Approved Fund” means any Fund that is administered or managed by (i) a Lender, (ii) an Affiliate of a Lender, or (iii) a Person (or an Affiliate of a Person) that administers or manages a Lender.
“Arranger” means KeyBanc Capital Markets Inc., and its successors, in its capacity as Sole Lead Arranger.
“Assignment and Assumption” means an assignment and assumption agreement entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 9.7), and accepted by the Agent, in substantially the form of Exhibit 9.7.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Event” means the occurrence of any actual or deemed entry of an order for relief with respect to any Loan Party under the Federal Bankruptcy Code.
“Banks” has the meaning assigned to that term in the Preamble to this Agreement.
“Base Rate Advance” means an Advance that bears interest as provided in Section 2.8(a).
“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation in form and substance acceptable to the Agent in its discretion.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Borrower” has the meaning assigned to that term in the Preamble to this Agreement.
“Borrowing” means the incurrence by the Borrower (including as a result of Conversions of outstanding Advances pursuant to Section 2.11) on a single date of a group of Advances of a single Type and, in the case of Eurodollar Rate Advances, as to which a single Interest Period is in effect.
“Business Day” means a day of the year on which banks are not required or authorized to close in New York City or Madison, Wisconsin, and, if the applicable Business Day relates to any Eurodollar Rate Advance, on which dealings are carried on in the London interbank market.
“Cash and Cash Equivalents” means, with respect to any Person, the aggregate amount of the following, to the extent owned by such Person free and clear of all Liens, encumbrances and rights of others and not subject to any judicial, regulatory or other legal constraint: (i) cash on hand; (ii) Dollar demand deposits maintained in the United States with any commercial bank and Dollar time deposits maintained in the United States with, or certificates of deposit having a maturity of one year or less issued by, any commercial bank which has an office in the United States and which has a combined capital and surplus of at least $100,000,000; (iii) eurodollar time deposits maintained in the United States with, or eurodollar certificates of deposit having a maturity of one year or less issued by, any commercial bank having outstanding unsecured indebtedness that is rated (on the date of acquisition thereof) A- or better by S&P or Fitch or A3 or better by Moody’s (or an equivalent rating by another nationally-recognized credit rating agency of similar standing if none of such corporations is then in the business of rating unsecured bank indebtedness); (iv) direct obligations of, or unconditionally guaranteed by, the United States and having a maturity of one year or less; (v) commercial paper rated (on the date of acquisition thereof) A‑1 or better by S&P or Fitch or P-1 or better by Moody’s (or an equivalent rating by another nationally-recognized credit rating agency of similar standing if none of such corporations is then in the business of rating commercial paper), and having a maturity of one year or less; (vi) obligations with any Lender or any other commercial bank in respect of the repurchase of obligations of the type described in clause (iv) above, provided that such repurchase obligations shall be fully secured by obligations of the type described in said clause (iv) and the possession of such obligations shall be transferred to, and segregated from other obligations owned by, such Lender or such other commercial bank; and (vii) preferred stock of any Person that is rated A- or better by S&P or Fitch or A3 or better by Moody’s (or an equivalent rating by another nationally-recognized credit rating agency of similar standing if none of such corporations is then in the business of rating preferred stock of entities engaged in such businesses).

“Change in Law” means the occurrence, after the date of this Agreement (or with respect to any Lender, the date on which such Lender becomes a Lender, if later), of any of the following: (i) the adoption or taking effect of any law, rule, regulation or treaty, (ii) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (iii) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith or in the administration thereof and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.
“Closing Date” means the day upon which each of the applicable conditions precedent enumerated in Section 3.1 shall be fulfilled to the satisfaction of, or waived with the consent of, the Banks, the Agent and the Borrower.
“Code” means the Internal Revenue Code of 1986 and the regulations promulgated and rulings issued thereunder.
“Commitment” means, for each Lender, the obligation of such Lender to make Advances to the Borrower in an aggregate amount not exceeding the amount set forth on Schedule I hereto or as set forth in any Assignment and Assumption that has become effective pursuant to Section 9.7, as such amount may be modified from time to time.
“Confidential Information” has the meaning assigned to that term in Section 9.8.
“Consolidated Capital” means, with respect to any Person, without duplication, at any date of determination, the sum of (i) Consolidated Debt of such Person, (ii) consolidated equity of the common stockholders of such Person and its Consolidated Subsidiaries, (iii) consolidated equity of the preference stockholders of such Person and its Consolidated Subsidiaries, (iv) the aggregate outstanding amount of Hybrid Securities, and (v) consolidated equity of the preferred stockholders of such Person and its Consolidated Subsidiaries, in each case determined at such date in accordance with GAAP, excluding, however, from such calculation, amounts identified as “Accumulated Other Comprehensive Income (Loss)” in the consolidated financial statements of the Guarantor set forth in the Guarantor’s Report on Form 10-K or 10-Q, as the case may be, filed most recently with the Securities and Exchange Commission prior to the date of such determination.
“Consolidated Debt” means, with respect to any Person, without duplication, at any date of determination, the aggregate Debt of such Person and its Consolidated Subsidiaries determined on a consolidated basis in accordance with GAAP, but shall not include (i) Nonrecourse Debt of any Subsidiary of the Guarantor or (ii) the aggregate outstanding Debt evidenced by Hybrid Securities to the extent that the total book value of such securities does not exceed 15% of Consolidated Capital as of the date of determination or (iii) Operating Lease Obligations.

“Consolidated Subsidiary” means, with respect to any Person, any Subsidiary of such Person whose accounts are or are required to be consolidated with the accounts of such Person in accordance with GAAP.
“Continuing Directors” means the members of the Board of Directors of the Guarantor on the date hereof and each other director of the Guarantor, if such other director’s election or nomination to the Board of Directors of the Guarantor is approved by a majority of the then Continuing Directors.
“Convert”, “Conversion” and “Converted” each refers to a conversion of Advances of one Type into Advances of another Type, or to the selection of a new, or the renewal of the same, Interest Period for Advances, as the case may be, pursuant to Section 2.10 or Section 2.11.
“Credit Exposure” means, with respect to any Lender at any time, the aggregate principal amount of the Advances made by such Lender outstanding at such time.
“Debt” means, for any Person, any and all indebtedness, liabilities and other monetary obligations of such Person (without duplication), (i) for borrowed money or evidenced by bonds, debentures, notes or other similar instruments, (ii) to pay the deferred purchase price of property or services (except trade accounts payable arising and repaid in the ordinary course of business), (iii) Financing Lease Obligations, (iv) under reimbursement or similar agreements with respect to letters of credit (other than trade letters of credit) issued to support indebtedness or obligations of such Person or of others of the kinds referred to in clauses (i) through (iii) above and clause (v) below, (v) reasonably quantifiable obligations under direct guaranties or indemnities, or under support agreements, in respect of, and reasonably quantifiable obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, or to assure an obligee against failure to make payment in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (iv) above, and (vi) incurred in connection with any synthetic lease, tax retention operating lease or similar off-balance sheet financing product treated as an operating lease for financial accounting purposes and a capital lease for federal income tax purposes, in each case under this clause (vi) that is entered into after the Closing Date, including any extension, renewal, amendment or refinancing thereof.
“Debt Rating” has the meaning assigned to that term in the definition of “Applicable Margin.”
“Default Rate” means (i) with respect to the unpaid principal of or interest on any Advance, the greater of (A) 2% per annum above the Applicable Rate in effect from time to time for such Advance and (B) 2% per annum above the Applicable Rate in effect from time to time for Base Rate Advances and (ii) with respect to any other unpaid amount hereunder, 2% per annum above the Applicable Rate in effect from time to time for Base Rate Advances.
“Defaulting Lender” means, subject to Section 2.21(b), any Lender, as reasonably determined by the Agent, that (i) has failed (which failure has not been cured within two Business Days) to fund any Advance required to be made hereunder in accordance with the terms hereof (unless such Lender shall have notified the Agent and the Borrower in writing of its good faith determination that a condition under Section 3.1 to its obligation to fund any Advance shall not have been satisfied or waived), (ii) has notified the Borrower or the Agent in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or generally under other agreements in which it commits to extend credit, (iii) has failed, within three (3) Business Days after receipt of a written request from the Agent or the Borrower delivered in accordance with Section 9.2 to confirm that it will comply with the terms of this Agreement relating to its obligation to fund prospective Advances, (iv) has failed to pay to the Agent or any other Lender when due an amount owed by such Lender to the Agent or any other Lender pursuant to the terms of this Agreement, or (v) (a) has become or is insolvent or (b) is the Subsidiary of a Person that has (w) become or is insolvent, (x) become or is the subject of a proceeding under the Federal Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, (y) had appointed for it a receiver, conservator, trustee, custodian or assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (z) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of an Equity Interest in such Lender or a parent company thereof by a Governmental Authority or an instrumentality thereof so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Agent that a Lender is a Defaulting Lender under any one or more of clauses (i) through (v) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.21(b)) upon delivery of written notice of such determination to the Borrower and each Lender.

“Direct Subsidiary” means, with respect to any Person, any Subsidiary directly owned by such Person.
“Dollars” and the sign “$” each means lawful money of the United States.
“Domestic Lending Office” means, with respect to any Lender, the office or affiliate of such Lender specified as its “Domestic Lending Office” in its Administrative Questionnaire or in the Assignment and Assumption pursuant to which it became a Lender (copies of which shall be provided by each Lender to the Agent and the Borrower as of the date hereof, or, in the case of an Assignment and Assumption, upon or prior to such Assignment and Assumption), or such other office or affiliate of such Lender as such Lender may from time to time specify in writing to the Borrower and the Agent.
“Domestic Subsidiary” means any Subsidiary of the Borrower that is not a Foreign Subsidiary.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Eligible Assignee” means (i) a commercial bank or trust company organized under the laws of the United States, or any State thereof; (ii) a commercial bank organized under the laws of any other country that is a member of the OECD, or a political subdivision of any such country, provided that such bank is acting through a branch or agency located in the United States; (iii) the central bank of any country that is a member of the OECD; and (iv) any other commercial bank or other financial institution engaged generally in the business of extending credit or purchasing debt instruments; provided, however, that (A) any such Person shall also (1) have outstanding unsecured indebtedness that is rated A- or better by S&P or Fitch or A3 or better by Moody’s (or an equivalent rating by another nationally-recognized credit rating agency of similar standing if none of such rating agencies is then in the business of rating unsecured indebtedness of entities engaged in such businesses) or (2) have combined capital and surplus (as established in its most recent report of condition to its primary regulator) of not less than $250,000,000 (or its equivalent in foreign currency), and (B) any Person described in clause (ii), (iii) or (iv) above shall, on the date on which it is to become a Lender hereunder, (x) be entitled to receive payments hereunder without deduction or withholding of any United States federal income taxes (as contemplated by Section 2.17) and (y) not be incurring any losses, costs or expenses of the type for which such Person could demand payment under Section 2.13.

“Equity Interests” means, (i) with respect to a corporation, shares of common stock of such corporation or any other interest convertible or exchangeable into any such interest, (ii) with respect to a limited liability company, a membership interest in such company, (iii) with respect to a partnership, a partnership interest in such partnership, and (iv) with respect to any other Person, an interest in such Person analogous to interests described in clauses (i) through (iii).
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.
“ERISA Affiliate” means, with respect to any Person, any trade or business (whether or not incorporated) which is under “common control” with, or a member of the same “controlled group” as, such Person, within the meaning of Section 414 of the Code or Section 4001 of ERISA.
“ERISA Event” means: (i) with respect to a Plan, the occurrence of a “reportable event,” within the meaning of Section 4043 of ERISA for which the thirty day notice requirement has not been waived by the PBGC (including any failure to meet the minimum funding standard of, or timely make any required installment payment under, Section 412 of the Code or Section 302 of ERISA, regardless of the issuance of any waivers in accordance with Section 412(c) of the Code); (ii) the provision by the administrator of any Plan of notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA; (iii) the cessation of operations at a facility in the circumstances described in Section 4062(e) of ERISA; (iv) the withdrawal by the Guarantor or an ERISA Affiliate of the Guarantor from a Multiple Employer Plan or a Multiemployer Plan during a plan year for which it was a “substantial employer,” as defined in Section 4001(a)(2) of ERISA; (v) the failure by the Guarantor or an ERISA Affiliate of the Guarantor to make a payment to a Plan, which failure results in the imposition of a Lien; (vi) the incurrence of an obligation to provide a notice under Section 101(j) of ERISA; (vii) the adoption of an amendment to a Plan which may not take effect due to the application of Section 436(c)(1) of the Code or Section 206(g)(2)(A) of ERISA, or the payment of a contribution in order to satisfy the requirements of Section 436(c)(2) of the Code or Section 206(g)(2)(B) of ERISA; or (viii) the institution by the PBGC of proceedings to terminate a Plan, pursuant to Section 4042 of ERISA, or the occurrence of any event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, a Plan.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Eurocurrency Liabilities” has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Eurodollar Lending Office” means, with respect to any Lender, the office or affiliate of such Lender specified as its “Eurodollar Lending Office” in its Administrative Questionnaire or in the Assignment and Assumption pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending Office), or such other office or affiliate of such Lender as such Lender may from time to time specify in writing to the Borrower and the Agent.
“Eurodollar Rate” means, with respect to a Eurodollar Rate Advance for the relevant Interest Period, the greater of (a) zero percent (0.0%) and (b) the applicable interest settlement rate for deposits in Dollars administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) appearing on the applicable Reuters Screen (or on any successor or substitute page on such screen) as of 11:00 a.m. (London time) on the Quotation Date for such Interest Period, and having a maturity equal to such Interest Period, provided that, if the applicable Reuters Screen (or any successor or substitute page) is not available to the Agent for any reason, the applicable Eurocurrency Rate for the relevant Interest Period shall instead be the applicable interest settlement rate for deposits in Dollars administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) as reported by any other generally recognized financial information service selected by the Agent as of 11:00 a.m. (London time) on the Quotation Date for such Interest Period, and having a maturity equal to such Interest Period.
“Eurodollar Rate Advance” means an Advance that bears interest as provided in Section 2.8(b).
“Eurodollar Reserve Percentage” of any Lender for each Interest Period for each Eurodollar Rate Advance means the reserve percentage applicable to such Lender during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under Regulation D or other regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) then applicable to such Lender with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.
“Events of Default” has the meaning assigned to that term in Section 6.1.
“Excluded Taxes” has the meaning assigned to that term in Section 2.17(a).
“Extension of Credit” means the disbursement of the proceeds of the Borrowings on the Closing Date.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any applicable intergovernmental agreements with respect thereto.
“Federal Bankruptcy Code” means 11 U.S.C. §§ 101 et seq., as amended from time to time, and any successor statute, and all regulations from time to time promulgated thereunder.
“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it. Notwithstanding the foregoing, if the Federal Funds Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

“Financing Lease Obligations” means obligations to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real and/or personal property which obligation is required to be classified and accounted for as a finance lease on a balance sheet prepared in accordance with GAAP, and for purposes hereof the amount of such obligations shall be the financing lease liability amount determined in accordance with such principles.
“Fitch” means Fitch Ratings.
“Foreign Lender” means (i) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (ii) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.
“Foreign Subsidiary” means any Subsidiary of the Borrower that is organized under the law of any jurisdiction other than any state of the United States of America.
“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course of its activities.
“GAAP” means generally accepted accounting principles in the United States as in effect from time to time.
“Governmental Approval” means any authorization, consent, approval, license, franchise, lease, ruling, tariff, rate, permit, certificate, exemption of, or filing or registration with, any Governmental Authority or other legal or regulatory body.
“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supranational bodies such as the European Union or the European Central Bank).
“Guaranteed Obligations” has the meaning assigned to that term in Section 8.1.
“Guarantor” has the meaning assigned to that term in the Preamble to this Agreement.
“Hazardous Substance” means any waste, substance, or material identified as hazardous, dangerous or toxic by any office, agency, department, commission, board, bureau, or instrumentality of the United States or of the State or locality in which the same is located having or exercising jurisdiction over such waste, substance or material.
“Hostile Acquisition” means any acquisition involving a tender offer or proxy contest that has not been recommended or approved by the board of directors (or similar governing body) of the Person that is the subject of such acquisition prior to the first public announcement or disclosure relating to such acquisition.

“Hybrid Securities” means any hybrid securities consisting of trust preferred securities or deferrable interest subordinated debt securities issued by the Guarantor or any Subsidiary or a financing vehicle of the Guarantor that (i) has an original maturity of at least 20 years, (ii) requires no repayments or prepayments and no mandatory redemptions or repurchases, in each case, prior to at least ninety-one days after the occurrence of the Maturity Date and (iii) are classified as possessing a minimum of “intermediate equity content” by S&P, Basket C equity credit by Moody’s, and, if available, 50% equity credit by Fitch; provided that, to the extent any such category of a rating agency is no longer in existence, the applicable references in this definition shall be deemed to be a reference to the nearest equivalent category of such rating agency.
“Indemnified Person” has the meaning assigned to that term in Section 9.4(b).
“Insolvency Event” has the meaning assigned to that term in Section 8.5(b).
“Intercompany Indebtedness” has the meaning assigned to that term in Section 8.5(b).
“Interest Period” means, for each Eurodollar Rate Advance made as part of the same Borrowing, the period commencing on the date of such Eurodollar Rate Advance or the date of the Conversion of any Advance into such a Eurodollar Rate Advance and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be 7 days or 1, 2, 3 or 6 months (in each case, if available to all Lenders), as the Borrower may select upon notice received by the Agent not later than 11:00 a.m. on the third Business Day prior to the first day of such Interest Period; provided, however, that:
(i)the Borrower may not select any Interest Period that ends after the Maturity Date;

(ii)Interest Periods commencing on the same date for Advances comprising part of the same Borrowing shall be of the same duration; and

(iii)whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, in the case of any Interest Period for a Eurodollar Rate Advance, that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day.

“IPL” means Interstate Power and Light Company, an Iowa corporation.
“Lenders” means the Banks listed on the signature pages hereof, and each Eligible Assignee that shall become a party hereto pursuant to Section 9.7.
“Lien” has the meaning assigned to that term in Section 5.2(a).
“Loan Documents” means (i) this Agreement and any Notes issued pursuant to Section 2.16, (ii) all agreements, documents and instruments made by any Loan Party in favor of the Agent or the Lenders (or the Agent on behalf of the Lenders) in connection with the Advances, and (iii) all other agreements, instruments and documents now or hereafter executed and/or delivered pursuant hereto or thereto.
“Loan Party” means each of the Borrower and the Guarantor.

“Majority Lenders” means, on any date of determination, Lenders that, collectively, on such date have Percentages in the aggregate greater than 50%; provided that the Percentage of any Defaulting Lender shall be excluded for purposes of making a determination of Majority Lenders and such Defaulting Lender’s aggregate Advances shall be excluded from the determination of the aggregate principal amount of all Advances for purposes of calculating each non-Defaulting Lender’s Percentage. Any determination of those Lenders constituting the Majority Lenders shall be made by the Agent and shall be conclusive and binding on all parties absent manifest error.
“Margin Stock” has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System.
“Master Credit Facility” means the $1,000,000,000 Five Year Master Credit Agreement dated as of August 16, 2017 among the Guarantor, the Utilities, the banks named therein and Wells Fargo Bank, National Association, as administrative agent, and includes all amendments, restatements and other modifications thereto.
“Material Adverse Change” means (i) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent), or financial condition of the Guarantor, or the Guarantor and its Subsidiaries taken as a whole; (ii) a material impairment of the ability of the Guarantor to perform its obligations under any Loan Document to which it is a party; or (iii) a material adverse change upon the legality, validity, binding effect or enforceability against the Guarantor of any Loan Document to which it is a party.
“Maturity Date” means March 3, 2022.
“Moody’s” means Moody’s Investors Service, Inc. or any successor thereto.
“Mortgage Bond Indentures” means the indentures listed on Schedule III hereto.
“Multiemployer Plan” means a “multiemployer plan”, as defined in Section 4001(a)(3) of ERISA, which is subject to Title IV of ERISA and to which the Guarantor or any ERISA Affiliate of the Guarantor is making or has an obligation to make contributions, or has within any of the preceding five plan years made or had an obligation to make contributions.
“Multiple Employer Plan” means a “single employer plan”, as defined in Section 4001(a)(15) of ERISA, which is subject to Title IV of ERISA and (i) is maintained for employees of the Guarantor or an ERISA Affiliate of the Guarantor and at least one Person other than the Guarantor and its ERISA Affiliates or (ii) was so maintained and in respect of which the Guarantor or an ERISA Affiliate of the Guarantor could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.
“Nonrecourse Debt” means Debt of any Subsidiary of the Guarantor (i) as to which (A) the Guarantor provides no credit support of any kind (including any undertaking, agreement or instrument that would constitute Debt), (B) the Guarantor is not directly or indirectly liable as a guarantor or otherwise, (C) the Guarantor is not the lender or other type of creditor, or (D) the relevant legal documents do not provide that the lenders or other type of creditors with respect thereto will have any recourse to the stock or assets of the Guarantor and (ii) no default with respect to which would permit, upon notice, lapse of time or both, any holder of any other Debt (other than the Advances, any Note, or any extension, renewal, refinancing or replacement thereof that does not increase the outstanding principal thereof) of the Guarantor to declare a default on such other Debt or cause the payment thereof to be accelerated or payable prior to its stated maturity. For the avoidance of doubt, if the Guarantor provides credit support that is limited in its drawable amount for any portion of Debt of any Subsidiary of the Guarantor that would be considered Nonrecourse Debt but for the provision of such credit support, such Debt shall be considered Nonrecourse Debt to the extent that it is not so supported.

“Note” means a promissory note issued at the request of a Lender pursuant to Section 2.16, in substantially the form of Exhibit 1.1 hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Advances made by such Lender.
“Notice of Borrowing” has the meaning assigned to that term in Section 2.2(b).
“Notice of Conversion” has the meaning assigned to that term in Section 2.11.
“Obligations” means all unpaid principal and accrued and unpaid interest on the Advances, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations and indebtedness (including all interest and fees accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), obligations and liabilities of any of the Borrower and its Subsidiaries to any of the Lenders, the Agent or any indemnified party, individually or collectively, existing on the Closing Date or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, in each case arising or incurred under this Agreement or under any of the other Loan Documents.
“Obligor” has the meaning assigned to that term in Section 8.5(b).
“OECD” means the Organization for Economic Cooperation and Development.
“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control, and any successor thereto.
“Operating Lease Obligations” means obligations to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real and/or personal property which obligation is required to be classified and accounted for as an operating lease on a balance sheet prepared in accordance with GAAP, and for purposes hereof the amount of such obligations shall be the operating lease liability amount determined in accordance with such principles.
“Other Taxes” has the meaning assigned to that term in Section 2.17(b).
“Outstanding Credits” means, on any date of determination, an amount equal to the aggregate principal amount of all Advances outstanding on such date.
“Participant” has the meaning given to such term in Section 9.7(c).
“Participant Register” has the meaning given to such term in Section 9.7(c).
“PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT Act, Title III of Pub. L. 107-56 (signed into law October 26, 2001)), as amended from time to time, and any successor statute, and all rules and regulations from time to time promulgated thereunder.
“PBGC” means the Pension Benefit Guaranty Corporation (or any successor entity).

“Percentage” means, for any Lender on any date of determination, the percentage obtained by dividing the aggregate principal amount of all Advances made by such Lender outstanding at such time by the Outstanding Credits at such time, and in each case multiplying the quotient so obtained by 100.
“Person” means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.
“Plan” means a Single Employer Plan or a Multiple Employer Plan.
“Prime Rate” means, at any time, the rate of interest per annum publicly announced from time to time by the Agent as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in such prime rate occurs. The parties hereto acknowledge that the rate announced publicly by the Agent as its prime rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.
“Quotation Date” means, in relation to any Interest Period for which an interest rate is to be determined, two (2) Business Days before the first day of that period.
“Recipient” means (i) the Agent and (ii) any Lender, as applicable.
“Register” has the meaning assigned to that term in Section 9.7(b).
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.
“Requirement of Law” means, with respect to any Person, the charter, articles or certificate of organization or incorporation and bylaws or other organizational or governing documents of such Person, and any statute, law, treaty, rule, regulation, order, decree, writ, injunction or determination of any arbitrator or court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject or otherwise pertaining to any or all of the transactions contemplated by this Agreement and the other Loan Documents.
“Resignation Effective Date” has the meaning assigned to that term in Section 7.7.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“S&P” means Standard & Poor’s Financial Services, LLC, a subsidiary of McGraw Hill Financial Inc., or any successor thereto.
“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea, Sudan and Syria).
“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, by the United Nations Security Council, the European Union, any European Union member state or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).

“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, (b) the United Nations Security Council, the European Union, any European Union member state, Her Majesty’s Treasury of the United Kingdom or other relevant sanctions authority.
“Senior Financial Officer” means the President, the Chief Executive Officer, the Chief Financial Officer, the Chief Accounting Officer, the Treasurer or Assistant Treasurer of the Guarantor or the Borrower, as applicable.
“Significant Subsidiary” means the Borrower and any other Subsidiary of the Guarantor that, on a consolidated basis with any of its Subsidiaries as of any date of determination, accounts for more than 20% of the consolidated assets (valued at book value) of the Guarantor and its Subsidiaries.
“Single Employer Plan” means a “single employer plan”, as defined in Section 4001(a)(15) of ERISA, which is subject to Title IV of ERISA and which (i) is maintained for employees of the Guarantor or an ERISA Affiliate of the Guarantor and no Person other than the Guarantor and its ERISA Affiliates, or (ii) was so maintained and in respect of which the Guarantor or an ERISA Affiliate of the Guarantor could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.
“Subsidiary” means, with respect to any Person, any corporation or unincorporated entity of which more than 50% of the outstanding Equity Interests having ordinary voting power (irrespective of whether at the time Equity Interests of any other class or classes of such corporation or entity shall or might have voting power upon the occurrence of any contingency) is at the time owned by said Person, either directly or through one or more other Subsidiaries. In the case of an unincorporated entity, a Person shall be deemed to have more than 50% of interests having ordinary voting power only if such Person’s vote in respect of such interests comprises more than 50% of the total voting power of all such interests in the unincorporated entity.
“Taxes” has the meaning assigned to that term in Section 2.17(a).
“Type” has the meaning assigned to that term in Section 2.2(a).
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unmatured Default” means an event that, with the giving of notice or lapse of time, or both, would constitute an Event of Default.
“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.17(e).
“Utilities” means, collectively, WPL and IPL.
“WPL” means Wisconsin Power and Light Company, a Wisconsin corporation.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
Section 1.2    Computation of Time Periods. Unless otherwise indicated, each reference in this Agreement to a specific time of day is a reference to New York City time. In the computation of periods of time under this Agreement, any period of a specified number of days or months shall be computed by including the first day or month occurring during such period and excluding the last such day or month. In the case of a period of time “from” a specified date “to” or “until” a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”.

Section 1.3    Computations of Outstandings. Whenever reference is made in this Agreement to the “principal amount outstanding” on any date under this Agreement, such reference shall refer to the aggregate principal amount of all Advances outstanding on such date after giving effect to all Advances to be made on such date and the application of the proceeds thereof.

Section 1.4    Accounting Terms. Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall be prepared, in accordance with GAAP applied on a consistent basis. With respect to (and only with respect to) determining compliance with this Agreement, all calculations shall (except as otherwise expressly provided herein) be made by application of GAAP applied on a basis consistent with the most recent annual or quarterly financial statements delivered pursuant to Section 5.1(h) (or prior to the delivery of the first financial statements pursuant to Section 5.1(h), consistent with the financial statements described in Section 4.1(f)); provided, however, if (i) the Borrower shall object to determining such compliance on such basis at the time of delivery of such financial statements due to any change in GAAP or the rules promulgated with respect thereto or (ii) the Agent or the Majority Lenders shall so object in writing within thirty days after delivery of such financial statements, then such calculations shall be made on a basis consistent with the most recent financial statements delivered by the Borrower to the Lenders as to which no such objection shall have been made. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, (i) without giving effect to any election under Accounting Standards Codification Section 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Debt or other liabilities of the Guarantor or any Subsidiary of the Guarantor at “fair value,” as defined therein, and (ii) without giving effect to any treatment of Debt in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification of Financial Accounting Standard having a similar result or effect) to value any such Debt in a reduced or bifurcated manner as described therein, and such Debt shall at all times be valued at the full stated principal amount thereof, in each case unless the Borrower, the Agent and the Lenders shall enter into a mutually acceptable amendment addressing such changes.

Section 1.5    Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (g) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws).

Section 1.6    Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.

Section 1.7    LIBOR Notification. The interest rate on Eurodollar Rate Advances is determined by reference to the Eurodollar Rate, which is derived from the London interbank offered rate. The London interbank offered rate is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. In July 2017, the U.K. Financial Conduct Authority announced that, after the end of 2021, it would no longer persuade or compel contributing banks to make rate submissions to the ICE Benchmark Administration (together with any successor to the ICE Benchmark Administrator, the “IBA”) for purposes of the IBA setting the London interbank offered rate. As a result, it is possible that commencing in 2022, the London interbank offered rate may no longer be available or may no longer be deemed an appropriate reference rate upon which to determine the interest rate on Eurodollar Rate Advances. In light of this eventuality, public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of the London interbank offered rate. In the event that the London interbank offered rate is no longer available or in certain other circumstances as set forth in Section 2.10 of this Agreement, such Section 2.10 provides a mechanism for determining an alternative rate of interest. The Agent will notify the Borrower, pursuant to Section 2.10, in advance of any change to the reference rate upon which the interest rate on Eurodollar Rate Advances is based. However, the Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the London interbank offered rate or other rates in the definition of “Eurodollar Rate” or with respect to any alternative or successor rate thereto, or replacement rate therefor or thereof, including, without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate, as it may or may not be adjusted pursuant to Section 2.10, will be similar to, or produce the same value or economic equivalence of, the Eurodollar Rate or have the same volume or liquidity as did the London interbank offered rate prior to its discontinuance or unavailability.

ARTICLE II

AMOUNTS AND TERMS OF THE EXTENSIONS OF CREDIT

Section 2.1    The Advances. Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make a term loan to the Borrower in one draw (collectively, the “Advances”) on the Closing Date in a principal amount equal to such Lender’s Commitment. Amounts repaid or prepaid in respect of the Advances may not be reborrowed.

Section 2.2    Making the Advances.

(a)The Advances shall, at the option of the Borrower and subject to the terms and conditions of this Agreement, be either Base Rate Advances or Eurodollar Rate Advances (each, a “Type” of Advance).

(b)In order to make the Borrowing on the Closing Date, the Borrower will give the Agent written notice (i) not later than 11:00 a.m. on the third Business Day prior to the date of the proposed Borrowing, if such Borrowing shall be comprised of Eurodollar Rate Advances and (ii) not later than 10:00 a.m. on the date of the proposed Borrowing, if such Borrowing shall be comprised of Base Rate Advances. The notice of a Borrowing (a “Notice of Borrowing”) shall be by facsimile or email (in accordance with procedures prescribed by the Agent), in substantially the form of Exhibit 2.2(b) hereto, specifying therein the requested (A) date of such Borrowing, which shall be the Closing Date, (B) Type of Advances comprising such Borrowing, (C) aggregate amount of such Borrowing, (D) in the case of a Borrowing comprised of Eurodollar Rate Advances, the initial Interest Period for such Advances and (E) in the case of Notice of Borrowing for a Borrowing comprised of Eurodollar Rate Advances, compensation provisions substantially consistent with the terms of Section 9.4(d). Each Lender shall, before (x) 12:00 noon on the date of such Borrowing, in the case of a Borrowing comprised of Eurodollar Rate Advances, and (y) 1:00 p.m. on the date of such Borrowing, in the case of a Borrowing comprised of Base Rate Advances, make available for the account of its Applicable Lending Office to the Agent at its address referred to in Section 9.2, in same day funds, an amount equal to such Lender’s total Commitment as set forth on Schedule I hereto. After the Agent’s receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Agent will promptly make such funds available to the Borrower by means of a credit or wire transfer to the account specified in writing by the Borrower.

(c)Each Notice of Borrowing shall be irrevocable and binding on the Borrower. In the case of any Borrowing which the related Notice of Borrowing specifies is to be comprised of Eurodollar Rate Advances, the Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Eurodollar Rate Advance to be made by such Lender as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.

Section 2.3    Funding Reliance.

(a)Unless the Agent shall have received notice from a Lender prior to the time of any Borrowing that such Lender will not make available to the Agent such Lender’s Advance as part of such Borrowing, the Agent may assume that such Lender has made such Advance available to the Agent on the time of such Borrowing in accordance with Section 2.2 and the Agent may, in reliance upon such assumption, make available to the Borrower on such time a corresponding amount. If and to the extent that such Lender shall not have so made such Advance available to the Agent, such Lender and the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount, together with interest thereon, for each day from the time such amount is made available to the Borrower until the time such amount is repaid to the Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to Advances comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Lender’s Advance as part of such Borrowing for purposes of this Agreement.

(b)The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

Section 2.4    [Reserved].

Section 2.5    [Reserved].

Section 2.6    Termination of Commitments.

(a)Unless previously terminated, the Aggregate Commitment shall be automatically reduced to zero immediately after the making of the Advances on the Closing Date.

(b)Any termination of the Aggregate Commitment under this Section 2.6 shall be irrevocable, and the Aggregate Commitment shall not thereafter be reinstated.

Section 2.7    Repayment of Advances. Except to the extent due or paid sooner pursuant to the provisions of this Agreement, the Borrower shall repay to the Lenders the aggregate outstanding principal amount of all Advances on the Maturity Date.

Section 2.8    Interest on Advances. The Borrower shall pay interest on the unpaid principal amount of each Advance owing to each Lender from the date of such Advance until such principal amount shall be paid in full, at the Applicable Rate for such Advance (except as otherwise provided in this Section 2.8), payable as follows:

(a)If such Advance is a Base Rate Advance, interest thereon shall be payable quarterly in arrears on the last day of each March, June, September and December, on the date of any Conversion of such Base Rate Advance and on the date such Base Rate Advance shall become due and payable or shall otherwise be paid in full; provided that at any time an Event of Default shall have occurred and be continuing, each Base Rate Advance shall bear interest payable on demand, at a rate per annum equal at all times to the Default Rate.

(b)If such Advance is a Eurodollar Rate Advance, interest thereon shall be payable on the last day of such Interest Period and, if the Interest Period for such Advance has a duration of more than three months, on that day of each third month during such Interest Period that corresponds to the first day of such Interest Period (or, if any such month does not have a corresponding day, then on the last day of such month); provided that at any time an Event of Default shall have occurred and be continuing, each Eurodollar Rate Advance shall bear interest payable on demand, at a rate per annum equal at all times to the Default Rate.

(c)In respect of any Advance, interest thereon shall be payable at the Applicable Rate at maturity (whether pursuant to acceleration or otherwise) and, after maturity, on demand.

(d)Nothing contained in this Agreement or in any other Loan Document shall be deemed to establish or require the payment of interest to any Lender at a rate in excess of the maximum rate permitted by applicable law. If the amount of interest payable for the account of any Lender on any interest payment date would exceed the maximum amount permitted by applicable law to be charged by such Lender, the amount of interest payable for its account on such interest payment date shall be automatically reduced to such maximum permissible amount. In the event of any such reduction affecting any Lender, if from time to time thereafter the amount of interest payable for the account of such Lender on any interest payment date would be less than the maximum amount permitted by applicable law to be charged by such Lender, then the amount of interest payable for its account on such subsequent interest payment date shall be automatically increased to such maximum permissible amount, provided that at no time shall the aggregate amount by which interest paid for the account of any Lender has been increased pursuant to this sentence exceed the aggregate amount by which interest paid for its account has theretofore been reduced pursuant to the previous sentence.

Section 2.9    Additional Interest on Eurodollar Rate Advances. The Borrower shall pay to Agent for the account of each Lender any costs actually incurred by such Lender with respect to Eurodollar Rate Advances that are attributable to such Lender’s compliance with regulations of the Board of Governors of the Federal Reserve System requiring the maintenance of reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities. Such costs shall be paid to the Agent for the account of such Lender in the form of additional interest on the unpaid principal amount of each Eurodollar Rate Advance of such Lender, from the date of such Advance until such principal amount is paid in full, at an interest rate per annum equal at all times to the remainder obtained by subtracting (i) the Eurodollar Rate for the Interest Period for such Advance from (ii) the rate obtained by dividing such Eurodollar Rate by a percentage equal to 100% minus the Eurodollar Reserve Percentage of such Lender for such Interest Period, payable on each date on which interest is payable on such Advance. Such additional interest shall be determined by such Lender and notified to the Borrower through the Agent. A certificate as to the amount of such additional interest, submitted to the Borrower and the Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error, provided that the determination thereof shall have been made by such Lender in good faith.

Section 2.10    Interest Rate Determination.

(a)The Agent shall give prompt notice to the Borrower and the Lenders of the applicable interest rate determined by the Agent for purposes of Section 2.8(a) or Section 2.8(b).

(b)If, on or prior to the first day of any Interest Period, (y) the Agent shall have determined that adequate and reasonable means do not exist for ascertaining the applicable Eurodollar Rate for such Interest Period or (z) the Agent shall have received written notice from the Majority Lenders of their determination that the rate of interest referred to in the definition of “Eurodollar Rate” will not adequately and fairly reflect the cost to such Lenders of making or maintaining Eurodollar Rate Advances during such Interest Period, the Agent will forthwith so notify the Borrower and the Lenders. Upon such notice, (i) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance, (ii) the obligation of the Lenders to make, to Convert Advances into, or to continue, Eurodollar Rate Advances shall be suspended (including pursuant to the Borrowing to which such Interest Period applies), and (iii) any Notice of Borrowing or Notice of Conversion given at any time thereafter with respect to Eurodollar Rate Advances shall be deemed to be a request for Base Rate Advances, in each case until the Agent or the Majority Lenders, as the case may be, shall have determined that the circumstances giving rise to such suspension no longer exist (and the Majority Lenders, if making such determination, shall have so notified the Agent), and the Agent shall have so notified the Borrower and the Lenders.

(c)[RESERVED].

(d)If the Borrower shall fail to (i) select the duration of any Interest Period for any Eurodollar Rate Advance in accordance with the provisions contained in the definition of “Interest Period” in Section 1.1 or (ii) provide a Notice of Conversion with respect to any Eurodollar Rate Advance on or prior to 12:00 noon on the third Business Day prior to the last day of the Interest Period applicable thereto, the Agent will forthwith so notify the Borrower and the Lenders and such Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance.

(e)On the date on which the aggregate unpaid principal amount of Advances comprising any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than the product of (i) $1,000,000 and (ii) the number of Lenders on such date, such Advances shall, if they are Advances of a Type other than Base Rate Advances, automatically Convert into Base Rate Advances, and on and after such date the right of the Borrower to Convert such Advances into Advances of a Type other than Base Rate Advances shall terminate; provided, however, that if and so long as each such Advance shall be of the same Type and have the same Interest Period as Advances comprising another Borrowing or other Borrowings, and the aggregate unpaid principal amount of all such Advances shall equal or exceed the product of (i) $1,000,000 and (ii) the number of Lenders on such date, the Borrower shall have the right to continue all such Advances as, or to Convert all such Advances into, Advances of such Type having such Interest Period.

(f)Upon the occurrence and during the continuance of any Event of Default, each outstanding Eurodollar Rate Advance shall automatically Convert into a Base Rate Advance at the end of the Interest Period then in effect for such Eurodollar Rate Advance.

(g)Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, (i) upon the determination of the Agent (which shall be conclusive absent manifest error) that a Benchmark Transition Event has occurred or (ii) upon the occurrence of an Early Opt-in Election, as applicable, the Agent and the Borrower may amend this Agreement to replace the Eurodollar Rate with a Benchmark Replacement, by a written document executed by the Borrower and the Agent, subject to the requirements of Sections 2.10(g) through (k). Notwithstanding the requirements of Section 9.1 or anything else to the contrary herein or in any other Loan Document, any such amendment with respect to a Benchmark Transition Event will become effective and binding upon the Agent, the Borrower and the Lenders at 5:00 p.m. on the fifth (5th) Business Day after the Agent has posted such proposed amendment to all Lenders and the Borrower so long as the Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders, and any such amendment with respect to an Early Opt-in Election will become effective and binding upon the Agent, the Borrower and the Lenders on the date that Lenders comprising the Required Lenders have delivered to the Agent written notice that such Required Lenders accept such amendment. No replacement of the Eurodollar Rate with a Benchmark Replacement pursuant to Sections 2.10(g) through (k) will occur prior to the applicable Benchmark Transition Start Date.

(h)Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(i)Notices; Standards for Decisions and Determinations. The Agent will promptly notify the Borrower and the Lenders in writing of (i) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date and Benchmark Transition Start Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes and (iv) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Agent or Lenders pursuant to Sections 2.10(g) through (k), including, without limitation, any determination with respect to a tenor, comparable replacement rate or adjustment, or implementation of any Benchmark Replacement Rate Conforming Changes, or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding on all parties hereto absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to Sections 2.10(g) through (k) and shall not be a basis of any claim of liability of any kind or nature by any party hereto, all such claims being hereby waived individually be each party hereto.

(j)Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Eurodollar Rate Advance or conversion to or continuation of any Eurodollar Rate Advance to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to a Base Rate Advance. During any Benchmark Unavailability Period, the components of the Alternate Base Rate based upon the Eurodollar Rate will not be used in any determination of the Alternate Base Rate.

(k)Certain Defined Terms. As used in Sections 2.10(g) through (k):

(i)“Benchmark Replacement” means the sum of: (a) the alternate benchmark rate (which may include Term SOFR) that has been selected by the Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to the Eurodollar Rate for U.S. dollar-denominated syndicated credit facilities at such time and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Agreement.

(ii)“Benchmark Replacement Adjustment” means, with respect to any replacement of the Eurodollar Rate with an Unadjusted Benchmark Replacement for each applicable Interest Period, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by the Agent and the Borrower giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the Eurodollar Rate with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the Eurodollar Rate with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities at such time.

(iii)“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that the Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Agent decides is reasonably necessary in connection with the administration of this Agreement).

(iv)“Benchmark Replacement Date” means the earlier to occur of the following events with respect to the Eurodollar Rate:

(A)in the case of clause (A) or (B) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Eurodollar Rate permanently or indefinitely ceases to provide the Eurodollar Rate; or

(B)in the case of clause (C) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

(v)“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the Eurodollar Rate:

(A)a public statement or publication of information by or on behalf of the administrator of the Eurodollar Rate announcing that such administrator has ceased or will cease to provide the Eurodollar Rate, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Eurodollar Rate;

(B)a public statement or publication of information by the regulatory supervisor for the administrator of the Eurodollar Rate, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for the Eurodollar Rate, a resolution authority with jurisdiction over the administrator for the Eurodollar Rate or a court or an entity with similar insolvency or resolution authority over the administrator for the Eurodollar Rate, which states that the administrator of the Eurodollar Rate has ceased or will cease to provide the Eurodollar Rate permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Eurodollar Rate; or

(C)a public statement or publication of information by the regulatory supervisor for the administrator of the Eurodollar Rate or a Relevant Governmental Body announcing that the Eurodollar Rate is no longer representative.

(vi)“Benchmark Transition Start Date” means (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by the Agent or the Required Lenders, as applicable, by notice to the Borrower, the Agent (in the case of such notice by the Required Lenders) and the Lenders.

(vii)“Benchmark Unavailability Period” means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the Eurodollar Rate and solely to the extent that the Eurodollar Rate has not been replaced with a Benchmark Replacement, the period (x) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the Eurodollar Rate for all purposes hereunder in accordance with Sections 2.10(g) through (k) and (y) ending at the time that a Benchmark Replacement has replaced the Eurodollar Rate for all purposes hereunder pursuant to Sections 2.10(g) through (k).

(viii)“Early Opt-in Election” means the occurrence of:

(A)a determination by the Agent that U.S. dollar-denominated syndicated credit facilities being executed at such time, or that include language similar to that contained in Sections 2.10(g) through (k), are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the Eurodollar Rate, and

(B)the election by the Agent to declare that an Early Opt-in Election has occurred and the provision by the Agent of written notice of such election to the Borrower and the Lenders.

(ix)“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

(x)“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto, including without limitation the Alternative Reference Rates Committee.

(xi)“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s Website.

(xii)“Term SOFR” means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

(xiii)“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

Section 2.11    Voluntary Conversion of Advances. Subject to the conditions set forth below, the Borrower may, on any Business Day, by delivering a notice of Conversion (a “Notice of Conversion”) to the Agent not later than 12:00 noon (i) on the third Business Day prior to the date of the proposed Conversion, in the case of a Conversion to or in respect of Eurodollar Rate Advances and (ii) on the date of the proposed Conversion, in the case of a Conversion to or in respect of Base Rate Advances, and subject to the provisions of Section 2.10 and Section 2.15, Convert all Advances of one Type comprising the same Borrowing into Advances of another Type; provided, however, that, (x) any such Conversion shall involve an aggregate principal amount of not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof and (y) in the case of any Conversion of any Eurodollar Rate Advances into Base Rate Advances on a day other than the last day of an Interest Period for such Eurodollar Rate Advances, the Borrower shall be obligated to reimburse the Lenders in respect thereof pursuant to Section 9.4(d). Each such Notice of Conversion shall be in substantially the form of Exhibit 2.11 and shall, within the restrictions specified above, specify (A) the date of such Conversion, (B) the Advances to be Converted, (C) if such Conversion is into Eurodollar Rate Advances, the duration of the Interest Period for each such Advance, and (D) the aggregate amount of Advances proposed to be Converted. Notwithstanding the foregoing, the Borrower may not Convert Base Rate Advances into Eurodollar Rate Advances and may not select a new Interest Period for Eurodollar Rate Advances at any time an Unmatured Default or Event of Default has occurred and is continuing.

Section 2.12    Optional Prepayments of Advances. The Borrower may, upon at least three Business Days’ notice to the Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given, the Borrower shall prepay for the ratable account of the Lenders the outstanding principal amounts of the Advances comprising part of the same Borrowing in whole or ratably in part, without premium or penalty, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that each partial prepayment shall be in an aggregate principal amount not less than $5,000,000 (or, if lower, the entire principal amount outstanding hereunder on the date of such prepayment) or an integral multiple of $1,000,000 in excess thereof. In the case of any such prepayment of a Eurodollar Rate Advance, the Borrower shall be obligated to reimburse the Lenders in respect thereof pursuant to Section 9.4(d). Except as provided in this Section 2.12, the Borrower shall have no right to prepay any principal amount of any Advances.

Section 2.13    Increased Costs.

(a)If any Change in Law shall:

(i)impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any Eurodollar Reserve Percentage);

(ii)subject any Recipient to any Taxes (other than Taxes and Other Taxes for which the Borrower has agreed to indemnify such Lender pursuant to Section 2.17(c) or Section 9.4) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)impose on any Lender or the London interbank market any other condition, cost or expense (other than Taxes and any cost or expense for which the Borrower has agreed to indemnify such Lender pursuant to Section 9.4) affecting this Agreement or Advances made by such Lender;

and, to the extent that a Lender or other Recipient reasonably determines that the direct result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, Converting to, continuing or maintaining any Advance or of maintaining its obligation to make any such Advance or to reduce the amount of any sum received or receivable by such Lender or other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or other Recipient, the Borrower will pay to such Lender or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b)If any Lender determines that any Change in Law affects or would affect the amount of capital or liquidity required or expected to be maintained by such Lender, or any corporation controlling such Lender and that the amount of such capital or liquidity is increased as a direct result of the existence of this Agreement, such Lender’s Commitment or Advances made by such Lender hereunder, to a level below that which such Lender or any corporation controlling such Lender could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity), then, upon demand by such Lender (with a copy of such demand to the Agent), the Borrower shall immediately pay to the Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender or such corporation in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital or liquidity to be allocable to the existence of such Lender’s Commitment or Advances hereunder.

(c)A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or any corporation controlling such Lender, as the case may be, as specified in paragraph (a) or (b) of this Section 2.13 and delivered to the Borrower, shall certify in reasonable detail as to the increased cost for which it is seeking compensation hereunder and shall be conclusive absent manifest error; provided that the determination thereof shall have been made by such Lender in good faith. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided, no Lender shall be entitled to demand compensation or be compensated thereunder to the extent that such compensation relates to any period of time more than ninety days prior to the date upon which such Lender first notified the Borrower of the occurrence of the event entitling such Lender to such compensation (unless, and to the extent, that any such compensation so demanded shall relate to the retroactive application of any event so notified to the Borrower, then the ninety day period referred to in the previous proviso shall be extended to include the period of retroactive effect thereof).

Section 2.14    Illegality. Notwithstanding any other provision of this Agreement to the contrary, if at any time after the date hereof and from time to time, any Lender (the “Affected Lender”) shall notify the Agent and the Borrower that any Change in Law makes it unlawful or any Governmental Authority asserts that it is unlawful, for the Affected Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to fund or maintain Eurodollar Rate Advances hereunder, following such notice from the Affected Lender, (i) all Eurodollar Rate Advances of the Affected Lender shall, on the expiration date of the respective Interest Period applicable thereto (or, to the extent any such Eurodollar Rate Advance may not lawfully be maintained as a Eurodollar Rate Advance until such expiration date, upon such notice) automatically be Converted into Base Rate Advances (each such Advance, as so Converted, being an “Affected Lender Advance”), (ii) the obligation of the Affected Lender to make, maintain, or Convert Advances into Eurodollar Rate Advances shall thereupon be suspended, and (iii) any Notice of Borrowing or Notice of Conversion given at any time thereafter with respect to Eurodollar Rate Advances shall, as to the Affected Lender, be deemed a request for Base Rate Advances, in each case until the Affected Lender shall have determined that the circumstances causing such suspension no longer exist and shall have so notified the Agent, or the Affected Lender has been replaced pursuant to Section 2.20 and, in either case the Agent shall have notified the Borrower and the other Lenders. For purposes of any prepayment under this Agreement, each Affected Lender Advance shall be deemed to continue to be part of the same Borrowing as the Eurodollar Rate Advances to which it corresponded at the time of the Conversion of such Affected Lender Advance pursuant to this Section 2.14.

Section 2.15    Payments and Computations.

(a)The Borrower shall make each payment hereunder not later than 1:00 p.m. on the day when due in Dollars to the Agent at its address referred to in Section 9.2 in same day funds. The Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest or fees ratably (other than amounts payable pursuant to Section 2.17 or Section 9.4(d)) to the Lenders for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Assumption and recording of the information contained therein in the Register pursuant to Section 9.7(b), from and after the effective date specified in such Assignment and Assumption, the Agent shall make all payments hereunder in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Assumption shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves. All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff.

(b)Subject to Section 2.18, the Borrower hereby authorizes each Lender, if and to the extent payment owed to such Lender is not made when due hereunder, to charge from time to time against any or all of the Borrower’s accounts held by such Lender any amount so due.

(c)All computations of interest based on the Alternate Base Rate shall be made by the Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurodollar Rate shall be made by the Agent, and all computations of interest pursuant to Section 2.10 shall be made by a Lender, on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable. Each determination by the Agent (or, in the case of Section 2.10, by a Lender) of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error, provided that such determination shall have been made by the Agent or such Lender, as the case may be, in good faith.

(d)Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be; provided, however, that if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the immediately preceding Business Day.

(e)Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent that the Borrower shall not have so made such payment in full to the Agent, each Lender shall repay to the Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Agent, at the Federal Funds Rate.

(f)The Borrower shall be entitled to rely upon payment instructions and other information relating the amounts owed by it hereunder provided by the Agent and believed by the Borrower to be genuine and to have been signed, sent or otherwise authenticated by the proper person acting for the Agent and shall have no liability solely with respect to such reliance, provided that no such reliance by the Borrower shall in any way relieve or otherwise impair any obligation of the Borrower hereunder, including its obligations under Section 9.4.

Section 2.16    Noteless Agreement; Evidence of Indebtedness.

(a)Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Advance made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(b)The Agent shall also maintain accounts in which it will record (i) the amount of each Advance made hereunder, the Type thereof and the Interest Period (if any) with respect thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender from time to time hereunder, and (iii) the amount of any sum received by the Agent hereunder from the Borrower and each Lender’s share thereof.

(c)The entries maintained in the accounts maintained pursuant to Section 2.16(a) and Section 2.16(b) shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of the Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay such obligations in accordance with their terms.

(d)The Advances made by each Lender shall, if requested by the applicable Lender (which request shall be made to the Agent), be evidenced by a Note appropriately completed and executed by the Borrower and payable to the order of such Lender. Each Note shall be entitled to all of the benefits of this Agreement and the other Loan Documents and shall be subject to the provisions hereof and thereof.

Section 2.17    Taxes.

(a)Any and all payments by the Borrower hereunder and under the other Loan Documents shall be made, in accordance with Section 2.15, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, fees, assessments, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Recipient, (i) any U.S. federal withholding taxes imposed under FATCA, including, without limitation, any tax that would not have been imposed but for a failure by a Person (or any financial institution through which any payment is made to such Person) (including a participant or any other recipient of any payment hereunder) to comply with the procedures, certifications, information, reporting, disclosure and other related requirements of FATCA, (ii) taxes imposed on its overall net income, branch profit taxes and franchise taxes imposed on it by any jurisdiction, unless such Lender or the Agent (as the case may be) would not have had such taxes imposed on it by such jurisdiction but for such Lender’s or the Agent’s (as the case may be) having entered into this Agreement, having consummated the transactions contemplated hereby or having received payments by the Borrower hereunder or under the other Loan Documents, (iii) any similar taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Advance or Loan Document), (iv) in the case of a Lender, U.S. federal withholding taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in an Advance or Commitment pursuant to a law in effect on the date on which (x) such Lender acquires such interest in such Advance or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.19) or (y) such Lender changes its Applicable Lending Office, except in each case to the extent that, pursuant to Section 2.17, amounts with respect to such taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Applicable Lending Office, and (v) taxes attributable to such Recipient’s failure to comply with Section 2.17(e) (all such excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as “Excluded Taxes” and all such non-excluded taxes, levies, imposts, deductions, fees, assessments, charges, withholdings and liabilities being hereinafter referred to as “Taxes”). If the Borrower or the Agent shall be required by law to deduct or withhold any Taxes from or in respect of any sum payable by the Borrower hereunder or under any other Loan Document to any Lender or the Agent, (i) the sum payable by the Borrower shall be increased as may be necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section 2.17) such Lender or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made and (ii) the Borrower or the Agent, as the case may be, shall make such deduction or withholding and shall pay the full amount deducted or withheld to the relevant taxation authority or other authority in accordance with applicable law.

(b)In addition, the Borrower agrees to pay any present or future stamp or documentary intangible, recording, filing or similar taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any other Loan Document or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document, except any such taxes, charges or levies that are imposed with respect to an assignment that is not made pursuant to Section 2.20 (hereinafter referred to as “Other Taxes”).

(c)The Borrower will indemnify each Lender and the Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.17) paid by such Lender or the Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within thirty days from the date such Lender or the Agent (as the case may be) makes written demand therefor. Nothing herein shall preclude the right of the Borrower to contest any such Taxes or Other Taxes so paid, and the Lenders in question or the Agent (as the case may be) will, following notice from, and at the expense of, the Borrower, reasonably cooperate with the Borrower to preserve the Borrower’s rights to contest such Taxes or Other Taxes.

(d)Within thirty days after the date of any payment of Taxes, the Borrower will furnish to the Agent, at its address referred to in Section 9.2, the original or a certified copy of a receipt evidencing payment thereof.

(e)Status of the Lenders.

(i)Each Lender agrees that, on or prior to the date upon which it shall become a party hereto, and upon the reasonable request from time to time of the Borrower or the Agent, such Lender will deliver to the Borrower and the Agent either (i) a statement that it is organized under the laws of a jurisdiction within the United States or (ii) duly completed copies of such form or forms as may from time to time be prescribed by the United States Internal Revenue Service indicating that such Lender is entitled to receive payments without deduction or withholding of any United States federal income taxes, as permitted by the Code. In addition, any Lender, if reasonably requested by the Borrower or the Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Agent as will enable the Borrower or the Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.17(e)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. Each Lender that delivers to the Borrower and the Agent, if legally permitted, the form or forms referred to in the preceding sentence further undertakes to deliver to the Borrower and the Agent further copies of such form or forms, or successor applicable form or forms, as the case may be, as and when any previous form filed by it hereunder shall expire or shall become incomplete or inaccurate in any respect. Each Lender represents and warrants that each such form supplied by it to the Agent and the Borrower pursuant to this Section 2.17(e), and not superseded by another form supplied by it, is or will be, as the case may be, complete and accurate.

(ii)Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person:

(A)any Lender that is a U.S. Person shall deliver to the Borrower and the Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from United States federal backup withholding tax;

(B)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), whichever of the following is applicable:

(1)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)executed copies of IRS Form W-8ECI;

(3)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit 2.17(e)(ii)-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable; or

(4)to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit 2.17(e)(ii)-2 or Exhibit 2.17(e)(ii)-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit 2.17(e)(ii)-4 on behalf of each such direct and indirect partner; and

(C)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Agent to determine the withholding or deduction required to be made.

(f)Any Lender claiming any additional amounts payable pursuant to this Section 2.17 shall use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Applicable Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

(g)If a payment made to a Lender hereunder or under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Agent as may be necessary for the Borrower and the Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this paragraph (g), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(h)Each Lender shall severally indemnify the Agent, within 10 days after demand therefor, for (i) any Taxes or Other Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Agent for such Taxes or Other Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.7(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes that are attributable to such Lender, in each case, that are payable or paid by the Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Excluded Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Agent to set off and apply any and all amounts at any time owing to such Lender hereunder or under any Loan Document or otherwise payable by the Agent to the Lender from any other source against any amount due to the Agent under this paragraph (h).

(i)If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.17 (including by the payment of additional amounts pursuant to this Section 2.17), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (i) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (i), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (i) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(j)Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of each party contained in this Section 2.17 shall survive the payment in full of principal and interest hereunder.

Section 2.18    Sharing of Payments, Etc. All payments from or on behalf of the Borrower on account of any obligations shall be apportioned ratably among the Lenders based upon their respective share, if any, of the obligations with respect to which such payment was received. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set off, or otherwise) on account of the Advances made by it (other than pursuant to Section 2.13, Section 2.17 or Section 9.4(d)) in excess of its ratable share of payments obtained by all the Lenders on account of the Advances, such Lender shall forthwith purchase (for cash at face value) from the other Lenders such participations in the Advances made by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that (a) if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery, together with an amount equal to such Lender’s ratable share (according to the proportion of (i) the amount of such Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered and (b) the provisions of this paragraph shall not be construed to apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Advances to any assignee or participant, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this paragraph shall apply). The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.18 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

Section 2.19    Mitigation Obligations. If any Lender requests compensation under Section 2.13, or the Borrower is required to pay any Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.13 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

Section 2.20    Replacement of Lenders. The Borrower may, at any time at its sole expense and effort, require any Lender that (x) requests compensation under Section 2.9, Section 2.13 or Section 2.14, or requires the Borrower to pay any Taxes or additional amounts under Section 2.17, (y) does not approve a consent, waiver or amendment to any Loan Document requested by the Borrower or the Agent and that requires the approval of all or all affected Lenders under Section 9.1 which is otherwise approved by the Majority Lenders, or (z) is a Defaulting Lender, upon notice to such Lender and the Agent, to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 9.7), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(a)no Unmatured Default or Event of Default shall have occurred and be continuing at such time;

(b)the Agent shall have received the assignment fee specified in Section 9.7(a);

(c)such Lender shall have received payment of an amount equal to the outstanding principal of its Advances, accrued interest thereon, accrued fees (if any) and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 9.4(d)) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(d)such assignee, if it is not an existing Lender, shall be reasonably satisfactory to the Agent;

(e)such assignment does not conflict with any applicable Requirement of Law;

(f)in the case of assignment from a Lender as a result of (y) above, the applicable assignee shall have consented to the applicable amendment, waiver or consent; and

(g)in the case of any such assignment resulting from a claim for compensation under Section 2.13 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments thereafter.

A Lender shall not be required to make any assignment or delegation if, prior thereto, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

Section 2.21    Defaulting Lenders.

(a)Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i)Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Majority Lenders and in Section 9.1.

(ii)Any payment of principal, interest, fees or other amounts received by the Agent hereunder for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VI or otherwise) or received by the Agent from a Defaulting Lender pursuant to Section 6.1 shall be applied at such time or times as may be determined by the Agent as follows:

(A)first, to the payment of any amounts owing by such Defaulting Lender to the Agent hereunder;

(B)second, as the Borrower may request (so long as no Unmatured Default or Event of Default exists), to the funding of any Advance in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Agent;

(C)third, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement;

(D)fourth, so long as no Unmatured Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and

(E)fifth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction;

provided that if (x) such payment is a payment of the principal amount of any Advances in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Advances were made at a time when the conditions set forth in Section 3.1 were satisfied or waived, such payment shall be applied solely to pay the Advances of all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Advances of such Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section 2.21(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(b)If the Borrower and the Agent agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, such Lender will, to the extent applicable, purchase that portion of outstanding Advances of the other Lenders or take such other actions as the Agent may determine to be necessary to cause the Advances to be held on a pro rata basis by the Lenders in accordance with their respective Credit Exposures, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while such Lender was a Defaulting Lender; provided further that, except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.

ARTICLE III

CONDITIONS TO EXTENSIONS OF CREDIT

Section 3.1    Conditions Precedent to Closing Date. The occurrence of the Closing Date and the obligation of each Lender to make an Advance on the Closing Date is subject to satisfaction of the following conditions precedent:

(a)The Agent shall have received the following, in form and substance satisfactory to the Lenders:

(i)this Agreement, dated as of the Closing Date and duly executed by each Loan Party, each Lender and the Agent;

(ii)copies of (A) the resolutions of the Board of Directors of the Guarantor, and of the Board of Managers of the Borrower, each approving this Agreement and the other Loan Documents to which it is, or is to be, a party, and (B) all documents evidencing other necessary corporate action on the part of such Loan Party with respect to this Agreement and the other Loan Documents, certified by the Secretary or an Assistant Secretary of the applicable Loan Party;

(iii)a certificate of the Secretary or an Assistant Secretary of each Loan Party certifying the names, true signatures and incumbency of the officers of such Loan Party authorized to sign this Agreement and the other Loan Documents to which it is, or is to be, a party;

(iv)copies of the Certificate of Incorporation (or comparable charter document) and by-laws or limited liability company agreement, as applicable, of each Loan Party, together with all amendments thereto, certified by the Secretary or an Assistant Secretary of the Loan Party;

(v)copies of all Governmental Approvals, if any, required in connection with the execution, delivery and performance of this Agreement and the other Loan Documents, certified by the Secretary or an Assistant Secretary of each Loan Party;

(vi)copies of the financial statements referred to in Section 4.1(f);

(vii)favorable opinions, which permit reliance by permitted assigns of each of the Agent and the Lenders, of Perkins Coie LLP, counsel for the Loan Parties, in substantially the form of Exhibit 3.1(a)(v)(ii) and as to such other matters as the Majority Lenders, through the Agent, may reasonably request;

(viii)an account designation letter in form and in substance satisfactory to the Agent;

(ix)evidence that that certain Term Loan Credit Agreement, dated as of April 26, 2018, by and among the Borrower, the Guarantor, the banks parties thereto and U.S. Bank National Association, as administrative agent, shall have been terminated and cancelled and all indebtedness thereunder shall have been fully repaid (or shall concurrently be repaid with the proceeds of the Advances hereunder); and

(x)such other approvals, opinions and documents as any Lender, through the Agent, may reasonably request.

(b)The following statements shall be true and correct, and the Agent shall have received a certificate of a duly authorized officer of the Borrower, dated the date of the Closing Date and in sufficient copies for each Bank, stating that:

(i)the representations and warranties set forth in Section 4.1 of this Agreement are true and correct on and as of the date of the Closing Date as though made on and as of such date;

(ii)no event has occurred and is continuing that constitutes an Unmatured Default or an Event of Default; and

(iii)and after giving effect to such Borrowing, the Outstanding Credits will not exceed the Borrower’s borrowing authority as allowed by applicable governmental authorities.

(c)The Borrower shall have paid all costs and expenses of the Agent (including counsel fees and disbursements) incurred through (and for which statements have been provided prior to) the Closing Date.

(d)The Agent and each Bank shall have received (i) all documentation and information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the PATRIOT Act, as requested by the Agent or such Lender and (ii) in the event that the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least five days prior to the Closing Date, a Beneficial Ownership Certification in relation to the Borrower.

(e)The Agent shall have received each Note requested by a Lender pursuant to Section 2.16 payable to the order of each such Lender, dated as of the Closing Date and duly completed and executed by the Borrower.

(f)[Reserved].

Section 3.2    [Reserved].

Section 3.3    Reliance on Certificates. The Lenders and the Agent shall be entitled to rely conclusively upon the certificates delivered from time to time by officers of the Loan Parties as to the names, incumbency, authority and signatures of the respective Persons named therein until such time as the Agent may receive a replacement certificate, in form acceptable to the Agent, from an officer of such Person identified to the Agent as having authority to deliver such certificate, setting forth the names and true signatures of the officers and other representatives of such Person thereafter authorized to act on behalf of such Person.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.1    Representations and Warranties of the Loan Parties. Each Loan Party, as applicable, represents and warrants as follows:

(a)(i) The Guarantor is a corporation duly organized and validly existing under the laws of the jurisdiction of its incorporation and is duly qualified to do business in, and is in good standing in, all other jurisdictions where the nature of its business or the nature of property owned or used by it makes such qualification necessary (except where the failure to so qualify would not constitute a Material Adverse Change). (ii) The Borrower is a limited liability company duly organized and validly existing under the laws of the jurisdiction of its organization and is duly qualified to do business in, and is in good standing in, all other jurisdictions where the nature of its business or the nature of property owned or used by it makes such qualification necessary (except where the failure to so qualify would not constitute a Material Adverse Change). No Loan Party is an Affected Financial Institution.

(b)The execution, delivery and performance by such Loan Party of this Agreement and the other Loan Documents to which it is or will be a party, and the receipt by the Borrower of the proceeds of Extensions of Credit on the Closing Date, are within such Loan Party’s corporate or limited liability company powers, have been duly authorized by all necessary corporate or limited liability company action, and do not and will not contravene (i) such Loan Party’s charter, by-laws or limited liability company agreement, (ii) any Requirement of Law, or (iii) any legal or contractual restriction binding on or affecting such Loan Party; and such execution, delivery and performance do not and will not result in or require the creation of any Lien (other than pursuant to the Loan Documents) upon or with respect to any of its properties.

(c)No Governmental Approval is required in connection with the execution, delivery or performance by such Loan Party of any Loan Document, except for certain filings as may be required by the Securities Exchange Act of 1934, as amended.

(d)This Agreement is, and each other Loan Document to which such Loan Party will be a party when executed and delivered hereunder will be, legal, valid and binding obligations of such Loan Party enforceable against such Loan Party in accordance with their respective terms, subject to the qualifications, however, that the enforcement of the rights and remedies herein and therein is subject to bankruptcy and other similar laws of general application affecting rights and remedies of creditors and that the remedy of specific performance or of injunctive relief is subject to the discretion of the court before which any proceedings therefor may be brought.

(e)Since December 31, 2019, except as disclosed in the Guarantor’s Report on Form 10-K for the year ended December 31, 2019 (but excluding any risk factors, forward-looking disclosures and any other disclosures that are cautionary, predictive or forward-looking in nature), there has been no event or circumstance that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Change.

(f)The audited consolidated balance sheets of the Guarantor and its Subsidiaries as of December 31, 2019, and the related audited consolidated statements of income of the Guarantor and its Subsidiaries for the fiscal year then ended copies of each of which have been furnished to each Bank, fairly present the consolidated financial condition of the Guarantor and its Subsidiaries as at such dates and the consolidated results of operations of the Guarantor and its Subsidiaries for the periods ended on such dates, all in accordance, in all material respects, with GAAP.

(g)Except as disclosed in the Guarantor’s Report on Form 10-K for the year ended December 31, 2019 (but excluding any risk factors, forward-looking disclosures and any other disclosures that are cautionary, predictive or forward-looking in nature), there is no pending or threatened action or proceeding affecting the Guarantor or any of its Significant Subsidiaries or properties before any court, governmental agency or arbitrator, that might reasonably be expected to constitute a Material Adverse Change, and since December 31, 2019 there have been no material adverse developments in any action or proceeding so disclosed that might reasonably be expected to constitute a Material Adverse Change.

(h)No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan of the Guarantor or any of its ERISA Affiliates which would result in a liability to the Guarantor, no “prohibited transaction” has occurred with respect to any Plan of the Guarantor that is reasonably expected to result in a liability to the Guarantor and neither the Guarantor nor any of its ERISA Affiliates has incurred nor reasonably expects to incur any withdrawal liability under ERISA to any Multiemployer Plan, in each case that could reasonably be expected to constitute a Material Adverse Change.

(i)Such Loan Party has filed all tax returns (Federal, state and local) required to be filed and paid all taxes shown thereon to be due, including interest and penalties, or, such Loan Party is contesting in good faith by appropriate proceedings an assertion of liability based on such returns and has provided adequate reserves for payment thereof in accordance with GAAP.

(j)Neither such Loan Party nor any Significant Subsidiary of such Loan Party is engaged principally, or as one of its important activities, in the business of purchasing or carrying Margin Stock, or extending credit for the purpose of purchasing or carrying Margin Stock. After the making of each Extension of Credit, Margin Stock will constitute less than 25 percent of the assets (as determined by any reasonable method) of the Borrower and its Significant Subsidiaries on a consolidated basis.

(k)Such Loan Party is not an “investment company” or a company “controlled” by an “investment company”, required to be registered under the Investment Company Act of 1940, as amended.

(l)Such Loan Party has implemented and maintains in effect policies and procedures designed to ensure compliance by such Loan Party, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and such Loan Party, its Subsidiaries and their respective officers and directors and, to the knowledge of such Loan Party, its employees and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects and are not knowingly engaged in any activity that would reasonably be expected to result in such Loan Party being designated as a Sanctioned Person. None of (i) such Loan Party, any of its Subsidiaries or, to the knowledge of such Loan Party or any of its Subsidiaries, any of their respective directors, officers or employees, or (ii) to the knowledge of such Loan Party, any agent of such Loan Party or any of its Subsidiaries that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Extension of Credit, the use of proceeds thereof or other transaction contemplated by this Agreement will violate any Anti-Corruption Law or applicable Sanctions.

(m)Neither the incurrence of the Advances hereunder nor the use of the proceeds thereof will violate the PATRIOT Act, the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto. Such Loan Party and its Significant Subsidiaries are in compliance in all material respects with the PATRIOT Act.

(n)Such Loan Party and each of its Significant Subsidiaries has timely filed all material reports, documents and other materials required to be filed by it in order to comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, and is otherwise in compliance with the requirements of all applicable laws, rules, regulations and orders of any governmental authority in respect of the conduct of its business and the ownership and operation of its properties, except in each case to the extent that the failure to comply therewith, individually or in the aggregate, could not reasonably be expected to constitute a Material Adverse Change.

(o)If Borrower is required to deliver a Beneficial Ownership Certificate, as of the Closing Date, the information included in the Beneficial Ownership Certification is true and correct in all respects.

ARTICLE V

COVENANTS OF THE LOAN PARTIES

Section 5.1    Affirmative Covenants. So long as any amount in respect of this Agreement shall remain unpaid (other than contingent indemnification or expense reimbursement obligations to the extent no claim giving rise thereto has been asserted) or any Lender shall have any Commitment under this Agreement, each Loan Party will, unless the Majority Lenders shall otherwise consent in writing:

(a)Payment of Taxes, Etc. Pay and discharge, and cause each of its Domestic Subsidiaries to pay and discharge, before the same shall become delinquent, all taxes, assessments and governmental charges, royalties or levies imposed upon it or upon its property except, in the case of taxes, to the extent such Loan Party or such Domestic Subsidiary is contesting the same in good faith and by appropriate proceedings and has set aside adequate reserves for the payment thereof in accordance with GAAP, unless the failure to do so would not constitute a Material Adverse Change.

(b)Maintenance of Insurance. Maintain, or cause to be maintained, insurance or other risk management programs covering such Loan Party and each of its Subsidiaries and their respective properties in effect at all times in such amounts and covering such risks and using such means as are usual and customary for companies of a similar size (based on the aggregate book value of such Loan Party’s assets, as determined on a consolidated basis in accordance with GAAP), engaged in similar businesses and owning similar properties, either with reputable insurance companies or, in whole or in part, by establishing reserves of one or more insurance funds or other risk management mechanisms, either alone or with other corporations or associations, unless the failure to do so would not constitute a Material Adverse Change.

(c)Preservation of Existence, Etc. Preserve and maintain, and cause each of the Utilities to preserve and maintain, its corporate or limited liability company existence (except in a transaction permitted by Section 5.2(c)), material rights (statutory and otherwise) and franchises; provided, however, that neither any Loan Party nor any of the Utilities shall be required to preserve and maintain any such right or franchise, unless the failure to do so would constitute a Material Adverse Change.

(d)Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply, with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, including without limitation such laws, rules, regulations and orders relating to zoning, environmental protection, use and disposal of Hazardous Substances, land use, ERISA, construction and building restrictions, and employee safety and health matters relating to business operations, the non-compliance with which would constitute a Material Adverse Change.

(e)Inspection Rights. At any time and from time to time, upon reasonable notice, permit or arrange for the Agent, the Lenders and their respective agents and representatives to examine and make copies of and abstracts from the records and books of account of, and the properties of, such Loan Party and each of its Subsidiaries, and to discuss the affairs, finances and accounts of such Loan Party and its Subsidiaries with the Borrower and its Subsidiaries and their respective officers, directors and accountants, which inspection shall be at the reasonable expense of the Borrower if an Unmatured Default or Event of Default has occurred and is continuing.

(f)Keeping of Books. Keep, and cause its Subsidiaries to keep, proper records and books of account, in which full and correct entries shall be made of all financial transactions of such Loan Party and its Subsidiaries and the assets and business of such Loan Party and its Subsidiaries, in accordance with GAAP, except where the failure to do so would not constitute a Material Adverse Change.

(g)Maintenance of Properties, Etc. Maintain, and cause each of its Subsidiaries to maintain, good and marketable title to, and preserve, maintain, develop, and operate in substantial conformity with all laws and material contractual obligations, all of its properties which are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted, except where the failure to do so would not constitute a Material Adverse Change.

(h)Reporting Requirements. Furnish to each Lender in the manner prescribed in the last paragraph of this subsection (h):

(i)as soon as possible and in any event within five Business Days after the occurrence of each Unmatured Default or Event of Default continuing on the date of such statement, a statement of a Senior Financial Officer setting forth details of such Unmatured Default or Event of Default and the action that such Loan Party proposes to take with respect thereto;

(ii)commencing the quarter ended March 31, 2020, as soon as available and in any event within sixty days after the end of each of the first three quarters of each fiscal year of the Guarantor, a consolidated balance sheet of the Guarantor and its Subsidiaries as at the end of such quarter and consolidated statements of income and cash flows of the Guarantor and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, all in reasonable detail and duly certified (subject to year-end audit adjustments) by a Senior Financial Officer as having been prepared in accordance (in all material respects) with GAAP; provided that delivery by the Borrower to the Agent of copies of the Guarantor’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission for any quarter shall satisfy the Borrower’s obligation under this Section 5.1(h)(ii) with respect to such quarter;

(iii)commencing the fiscal year of the Guarantor ended December 31, 2020, as soon as available and in any event within 120 days after the end of each fiscal year of the Guarantor, a copy of the audited consolidated balance sheet of the Guarantor and its Subsidiaries as at the end of such fiscal year and consolidated statements of income, retained earnings and cash flows of the Guarantor and its Subsidiaries for such fiscal year, such consolidated statements to be accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit; provided that delivery by the Borrower to the Agent of copies of the Guarantor’s annual Form 10-K filed with the Securities and Exchange Commission for any year shall satisfy the Borrower’s obligation under this Section 5.1(h)(iii) with respect to such year;

(iv)concurrently with the delivery of the financial statements referred to in clauses (ii) and (iii) above, a certificate signed by two Senior Financial Officers (x) stating whether an Unmatured Default or Event of Default has occurred and is continuing on the date of such certificate, and if an Unmatured Default or an Event of Default has then occurred and is continuing, specifying the details thereof and the action that the Borrower or the Guarantor, as applicable, has taken or proposes to take with respect thereto, (y) setting forth in reasonable detail calculations demonstrating compliance with Section 5.2(f) and (z) stating whether any change in GAAP or the application thereof has occurred since the date of the audited financial statements referred to in Section 4.1 and, if any change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

(v)as soon as possible and in any event within 10 days after any ERISA Event with respect to any Plan of the Guarantor or any ERISA Affiliate of the Guarantor has occurred, a statement of a Senior Financial Officer describing such ERISA Event and the action, if any, which the Guarantor or such ERISA Affiliate proposes to take with respect thereto;

(vi)promptly after receipt thereof by the Guarantor or any of its ERISA Affiliates from the PBGC copies of each notice received by the Guarantor or such ERISA Affiliate of the PBGC’s intention to terminate any Plan of the Guarantor or such ERISA Affiliate or to have a trustee appointed to administer any such Plan;

(vii)promptly after receipt thereof by the Guarantor or any ERISA Affiliate of the Guarantor from a Multiemployer Plan sponsor, a copy of each notice received by the Guarantor or such ERISA Affiliate concerning the imposition or amount of withdrawal liability in an aggregate principal amount of at least $5,000,000 pursuant to Section 4202 of ERISA in respect of which the Guarantor or such ERISA Affiliate is reasonably expected to be liable;

(viii)promptly after requested, such documents or governmental reports or filings relating to any Plan as the Agent or any Lender through the Agent may from time to time reasonably request;

(ix)promptly after any such Loan Party becomes aware of the occurrence thereof, notice of all actions, suits, proceedings or other events (A) of the type described in Section 4.1(g) or (B) for which the Agent and the Lenders will be entitled to indemnity under Section 9.4(b);

(x)promptly after the sending or filing thereof, copies of all such proxy statements, financial statements, and reports which the Guarantor sends to its public security holders (if any), and, to the extent not publicly accessible through the Securities and Exchange Commission’s or the Guarantor’s website, copies of all regular, periodic and special reports, and all registration statements and periodic or special reports, if any, which the Guarantor or any Subsidiary of the Guarantor files with the Securities and Exchange Commission or any other Governmental Authority which may be substituted therefor;

(xi)as soon as possible and in any event within five days after any Senior Financial Officer obtains actual knowledge of the occurrence thereof, notice of any change in the information provided in any Beneficial Ownership Certification delivered to any Lender by Borrower that would result in a change to the list of beneficial owners identified in such certification; and

(xii)promptly after requested, such other information respecting the business, properties, results of operations, prospects, revenues, condition or operations, financial or otherwise, of such Loan Party or any of its Subsidiaries as the Agent or any Lender through the Agent may from time to time reasonably request.

Documents required to be delivered pursuant to Section 5.1(h)(ii) or Section 5.1(h)(iii) may be delivered electronically and, if so delivered, shall be deemed to have been delivered on the date (i) on which the Guarantor posts such documents, or provides a link thereto, on a website on the internet at a website address previously specified to the Agent and the Lenders; or (ii) on which such documents are posted on the Borrower’s behalf on Intralinks or another relevant website, if any, to which each of the Agent and each Lender has access; provided that (i) upon the request of the Agent or any Lender, the Borrower shall deliver paper copies of such documents to the Agent or such Lender (until a written request to cease delivering paper copies is given by the Agent or such Lender) and (ii) the Borrower shall notify (which may be by a facsimile or electronic mail) the Agent and each Lender of the posting of any documents. The Agent shall have no obligation to request the delivery of, or to maintain copies of, the documents referred to above or to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

(i)Use of Proceeds. Use the proceeds of the Advances hereunder solely for the Borrower’s general corporate purposes including to refinance other indebtedness, and not to (y) finance any Hostile Acquisition or (z) purchase or carry any Margin Stock in violation of Federal Reserve Board Regulations T, U or X.

(j)Further Assurances. At the expense of the Borrower, promptly execute and deliver, or cause to be promptly executed and delivered, all further instruments and documents, and take and cause to be taken all further actions, that may be necessary or that the Majority Lenders through the Agent may reasonably request to enable the Lenders and the Agent to enforce the terms and provisions of this Agreement and to exercise their rights and remedies hereunder or under any other Loan Document. In addition, such Loan Party will use all reasonable efforts to duly obtain Governmental Approvals required in connection with the Loan Documents from time to time on or prior to such date as the same may become legally required, and thereafter to maintain all such Governmental Approvals in full force and effect.

(k)Sanctions; Anti-Corruption and PATRIOT Act Compliance. Such Loan Party will, and will cause each of its Subsidiaries to, (i) refrain from doing business in a Sanctioned Country or with a Sanctioned Person in violation of any Sanctions, (ii) provide, to the extent commercially reasonable, such information and take such actions as are reasonably requested by the Agent or any Lender in order to assist the Agent and the Lenders in maintaining compliance with the PATRIOT Act and the Beneficial Ownership Regulation, (iii) comply with all applicable Sanctions and Anti-Corruption Laws and (iv) maintain in effect and enforce policies and procedures designed to ensure compliance by such Loan Party, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

Section 5.2    Negative Covenants. So long as any amount in respect of this Agreement shall remain unpaid (other than contingent indemnification or expense reimbursement obligations to the extent no claim giving rise thereto has been asserted) or any Lender shall have any Commitment under this Agreement, the Guarantor will not, without the written consent of the Majority Lenders:

(a)Liens, Etc. Create, incur, assume, or suffer to exist, or permit any of its Subsidiaries to create, incur, assume, or suffer to exist, any lien, security interest, or other charge or encumbrance (including the lien or retained security title of a conditional vendor) of any kind, or any other type of arrangement intended or having the effect of conferring upon a creditor a preferential interest upon or with respect to any of its properties of any character (including, without limitation, accounts) (any of the foregoing being referred to herein as a “Lien”), excluding, however, from the operation of the foregoing restrictions the Liens created under the Loan Documents and the following:

(i)Liens for taxes, assessments or governmental charges or levies to the extent not past due;

(ii)Liens imposed by law, such as materialmen’s, mechanics’, carriers’, workmen’s and repairmen’s liens and other similar Liens arising in the ordinary course of business securing obligations which are not overdue and which have been in existence less than ninety days, or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP (if so required);

(iii)pledges or deposits to secure obligations under workmen’s compensation laws or similar legislation, to secure public or statutory obligations of the Guarantor or any Subsidiary, or to secure the utility obligations of any such Subsidiary incurred in the ordinary course of business;

(iv)(A) purchase money Liens upon or in property now owned or hereafter acquired by the Guarantor or any of its Subsidiaries in the ordinary course of business (consistent with present practices, it being understood that for purposes of this clause, the purchase, construction or maintenance of generating facilities by the Utilities shall be deemed to be in the ordinary course of business and consistent with present practices) to secure (1) the purchase price of such property or (2) Debt incurred solely for the purpose of financing the acquisition, construction or improvement of any such property to be subject to such Liens, or (B) Liens existing on any such property at the time of acquisition, or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount, provided that no such Lien shall extend to or cover any property other than the property being acquired, constructed or improved and replacements, modifications and proceeds of such property, and no such extension, renewal or replacement shall extend to or cover any property not theretofore subject to the Lien being extended, renewed or replaced;

(v)Liens on the capital stock of any of the Guarantor’s single-purpose Subsidiaries or any such Subsidiary’s assets to secure the repayment of project financing or Nonrecourse Debt for such Subsidiary;

(vi)attachment, judgment or other similar Liens arising in connection with court proceedings, provided that the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith by appropriate proceedings or the payment of which is covered in full (subject to customary deductible amounts) by insurance maintained with responsible insurance companies;

(vii)Liens securing obligations under agreements entered into pursuant to the Iowa Industrial New Jobs Training Act or any similar or successor legislation, provided that such obligations do not exceed $5,000,000 in the aggregate at any one time outstanding;

(viii)Liens created pursuant to the Mortgage Bond Indentures;

(ix)Liens on the ownership interests in, and the assets of, any Foreign Subsidiary to secure not more than $300,000,000 aggregate principal amount of Debt of any Foreign Subsidiary; provided that in the event any such Debt is not denominated in Dollars, the calculation of the Dollar equivalent amount of such Debt shall be made as of the date of the incurrence of such Lien securing such Debt;

(x)Liens in favor of Wells Fargo Bank, National Association (or any successor thereto), as agent under the Master Credit Facility to secure the obligations of the Guarantor or the respective Utilities thereunder;

(xi)Liens incurred in connection with the sales of assets permitted in Section 5.2(d)(viii);

(xii)Liens incurred by the Guarantor or any of its Subsidiaries on assets of the Guarantor and its Subsidiaries to secure Nonrecourse Debt or obligations other than for borrowed money, in an aggregate principal amount not to exceed (x) in the case of the Guarantor and all its Subsidiaries other than the Utilities and their respective Subsidiaries, $100,000,000 outstanding at any one time, and (y) in the case of each Utility and its Subsidiaries, $100,000,000 outstanding at any one time

(xiii)Liens on nuclear fuel granted in connection with any financing arrangement for the purpose of purchasing or leasing such nuclear fuel;

(xiv)Liens constituting easements, restrictions and other similar encumbrances arising in the ordinary course of business, which in the aggregate do not materially adversely affect the Guarantor’s use of its properties;

(xv)Liens set forth in Schedule II hereto, and any extensions, renewals, refinancing or replacements of any such Liens upon or in the same property theretofore subject thereto;

(xvi)Liens of a collection bank arising under Section 4-210 of the Uniform Commercial Code or similar Lien in any foreign jurisdiction on items in the course of collection and normal and customary rights of setoff upon deposits of cash in favor of banks or other depository institutions; and

(xvii)other Liens securing obligations of the Guarantor and its Subsidiaries not to exceed more than ten percent (10%) of the consolidated tangible assets (valued at book value) of the Guarantor and its Subsidiaries at any time.

(b)Transactions with Affiliates. Enter into, or permit any of its Subsidiaries to enter into, any transaction with an Affiliate of the Guarantor, unless such transaction (i) is on terms no less favorable to the Guarantor or such Subsidiary, as the case may be, than if the transaction had been negotiated in good faith on an arm’s length basis with a Person that was not an Affiliate of the Guarantor, (ii) is among wholly-owned Subsidiaries of the Guarantor or between the Guarantor and a wholly-owned Subsidiary or (iii) (A) is permitted by applicable utility or utility holding company regulations or (B) has received all required Government Approvals from each governmental authority exercising jurisdiction over any party thereto, in each case under the foregoing clause (iii) only to the extent such transaction is not materially adverse to the Lenders and the Agent.

(c)Mergers, Etc.

(i)merge with or into or consolidate with or into any other Person, except the Guarantor may merge with or into or consolidate with or into any of its Subsidiaries, provided that immediately after giving effect thereto, (A) no event shall occur and be continuing that constitutes an Unmatured Default or an Event of Default, (B) the Guarantor is the surviving corporation and (C) the Guarantor shall not be liable with respect to any Debt or allow its property to be subject to any Lien which it could not become liable with respect to or allow its property to become subject to under this Agreement or any other Loan Document on the date of such transaction; or

(ii)permit any of its Subsidiaries to merge with or into or consolidate with or into any other Person, except that any such Subsidiary may merge with or into any other Person, provided that immediately after giving effect thereto, (A) the surviving corporation is a Subsidiary of the Guarantor and if one of the parties to the merger is the Borrower, the Borrower is the survivor thereof, (B) no event shall occur and be continuing that constitutes an Unmatured Default or an Event of Default and (C) neither the Guarantor nor any of its Subsidiaries shall be liable with respect to any Debt or allow its property to be subject to any Lien which it could not become liable with respect to or allow its property to become subject to under this Agreement or any other Loan Document on the date of such transaction. Notwithstanding anything to the contrary in the foregoing, the Borrower may merge into the Guarantor with the Guarantor as the survivor thereof so long as the Guarantor assumes all of the Obligations under the same terms as those existing under the Loan Documents. At Guarantor’s cost, prior to consummation of such merger, the Loan Parties shall have delivered to the Agent all assumption documents approved by the Agent to evidence such assumption.

(d)Sales, Etc., of Assets. Sell, lease, transfer, assign or otherwise dispose of any of its assets, or permit any of its Subsidiaries to sell, lease, transfer, assign or otherwise dispose of any of its assets, except (i) sales, leases, transfers and assignments from one Subsidiary of the Guarantor to another such Subsidiary or to the Guarantor, (ii) in any transaction in which the net proceeds from such sale, lease, transfer, assignment or disposition are solely Cash and Cash Equivalents and such proceeds are (A) applied solely as a prepayment of Advances pursuant to Section 2.12, or (B) applied solely to pay or prepay Debt (together with a permanent reduction of any commitments relating to such Debt) incurred by the Guarantor or any such Subsidiary in connection with the project comprising such assets, (iii) in connection with a sale and leaseback transaction entered into by any Subsidiary of the Guarantor, (iv) sales, leases, transfers and assignments of other assets representing not in excess of 25% of the consolidated tangible assets (valued at book value) of the Guarantor and its Subsidiaries in the aggregate from the Closing Date until the Maturity Date in any single or series of transactions, whether or not related, (v) sales, leases, transfers and assignments of worn out or obsolete equipment no longer used and useful in the business of the Guarantor and its Subsidiaries, (vi) sales, leases, transfers and assignments of other assets in the ordinary course of business, (vii) disposition of the investments made by AE Transco Investments, LLC or any successor, or the Equity Interests of AE Transco Investments, LLC or any successor thereto, (viii) dispositions of Equity Interests in or assets of any direct or indirect subsidiary of the Borrower, and (ix) sales of contracts and accounts receivable by the Utilities, Alliant Energy Corporate Services, Inc., and its Subsidiaries; provided that in each case under clauses (i) through (ix) above, no Unmatured Default or Event of Default shall have occurred and be continuing after giving effect thereto; provided, further, that the Guarantor or any of its Subsidiaries may, pursuant to Section 5.2(a)(ix), pledge its ownership interests in, and the assets of, any Foreign Subsidiary to secure not more than $300,000,000 aggregate principal amount of Debt incurred by any Foreign Subsidiary; provided that in the event any such Debt is not denominated in Dollars, the calculation of the Dollar equivalent amount of such Debt shall be made as of the date of the pledge of assets or ownership interests, as the case may be, securing such Debt.

(e)Maintenance of Ownership of Significant Subsidiaries. Sell, assign, transfer, pledge or otherwise dispose of any Equity Interests of any of its Significant Subsidiaries or any warrants, rights or options to acquire such Equity Interests, or permit any of its Significant Subsidiaries to issue, sell or otherwise dispose of any shares of its Equity Interests or any warrants, rights or options to acquire such capital stock, except (and only to the extent) as may be necessary to give effect to a transaction permitted by Section 5.2(c). Notwithstanding the foregoing, the Guarantor or any of its Subsidiaries may, pursuant to Section 5.2(a)(ix), pledge its ownership interests in, and the assets of, any Foreign Subsidiary to secure not more than $300,000,000 aggregate principal amount of Debt incurred by any Foreign Subsidiary; provided that in the event any such Debt is not denominated in Dollars, the calculation of the Dollar equivalent amount of such Debt shall be made as of the date of the pledge of assets or ownership interests, as the case may be, securing such Debt.

(f)Capitalization Ratio. Permit the ratio of Consolidated Debt of the Guarantor to Consolidated Capital of the Guarantor to exceed 0.65 to 1.00.

(g)Restrictive Agreements. Directly or indirectly, enter into, incur or permit to exist, or permit the Utilities to enter into or permit to exist, any agreement or other arrangement that prohibits, restricts or imposes any condition upon the ability of any Utility to declare or pay dividends; provided that the foregoing limitations do not apply to (i) financial covenants that require the maintenance of a minimum net worth or compliance with financial tests as conditions to the ability to pay dividends or make other distributions with respect to capital stock or otherwise; (ii) restrictions that arise only if dividends on preferred stock have not been paid; and (iii) limitations or restrictions imposed by law or in regulatory proceedings.

(h)Sanctions; Anti-Corruption Laws. No Loan Party will request any Extension of Credit, and no Loan Party shall use, and shall ensure that none of its Subsidiaries nor its or their respective directors, officers, employees and agents shall use, the proceeds of any Borrowing or Letter of Credit (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, to the extent such activities, businesses or transaction would be prohibited by Sanctions if conducted by a corporation incorporated in the United States or in a European Union member state, or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

ARTICLE VI

EVENTS OF DEFAULT

Section 6.1    Events of Default. If any of the following events (each an “Event of Default”) shall occur and be continuing after the applicable grace period and notice requirement (if any):

(a)The Borrower shall fail to pay any principal of any Borrowing when the same becomes due and payable; or

(b)The Borrower shall fail to pay any interest on any Borrowing or any other amount due under this Agreement for five days after the same becomes due; or

(c)Any representation or warranty made by or on behalf of any Loan Party in any Loan Document or in any certificate or other writing delivered pursuant thereto shall prove to have been incorrect in any material respect when made or deemed made; or

(d)Any Loan Party shall fail to perform or observe any term or covenant on its part to be performed or observed contained in Section 5.1(c), Section 5.1(h)(i) or Section 5.2 (other than Section 5.2(b) thereof); or

(e)Any Loan Party shall fail to perform or observe any other term or covenant on its part to be performed or observed contained in this Agreement or in any other Loan Document, and any such failure shall remain unremedied for a period of thirty days after the earlier of (i) actual knowledge by such Loan Party thereof, and (ii) receipt of written notice thereof by the Borrower and the Guarantor from the Agent; or

(f)Any Loan Party or any of its Domestic Subsidiaries shall fail to make any payment in respect of any of its Debt other than Nonrecourse Debt, including any interest or premium thereon (but excluding Debt hereunder) aggregating $100,000,000 or more when due under documents related to such Debt (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in any agreement or instrument relating to such Debt; or any other default under any agreement or instrument relating to such Debt, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment) or redeemed prior to the stated maturity thereof as a result of a default or other similar adverse event; or

(g)Any Loan Party or any of the Utilities shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make an assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Loan Party or any of the Utilities seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of its debts under any law relating to bankruptcy, insolvency, or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and, in the case of a proceeding instituted against any Loan Party or any of the Utilities, either such proceeding shall remain undismissed or unstayed for a period of sixty days or any of the actions sought in such proceeding (including without limitation the entry of an order for relief against any Loan Party or such Utility or the appointment of a receiver, trustee, custodian or other similar official for any Loan Party or such Utility or any of its property) shall occur; or any Loan Party or any of the Utilities shall take any corporate or other action to authorize any of the actions set forth above in this Section 6.1(g); or

(h)Any judgment or order for the payment of money equal to or in excess of $100,000,000 shall be rendered against any Loan Party or any of its Direct Subsidiaries (including, without limitation, the Utilities) or their respective properties and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of thirty consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; provided, however, that any such amount shall be calculated after deducting from the sum so payable any amount of such judgment or order that is covered by a valid and binding policy of insurance in favor of the applicable Loan Party or such Direct Subsidiary from an insurer that is rated at least “A” by A.M. Best Company, which policy covers full payment thereof and which insurer has been notified, and has not disputed the claim made for payment, of such amount of such judgment or order; or

(i)Any material provision of any Loan Document to which any Loan Party is a party shall for any reason cease to be valid and binding on the applicable Loan Party or any Loan Party shall so assert in writing; or

(j)Any Governmental Approval required in connection with the execution, delivery and performance of the Loan Documents shall expire or be rescinded, revoked, otherwise terminated, or amended or modified in any manner that is materially adverse to the interests of the Lenders and the Agent; or

(k)Any ERISA Event shall have occurred with respect to a Plan or Multiemployer Plan that could reasonably be expected to result in a material liability to any Loan Party, and, thirty days after notice thereof shall have been given to such Loan Party by the Agent or any Lender, such ERISA Event shall still exist; or

(l)(i) The Guarantor shall cease to own 100% of the common equity interests of either of the Utilities; (ii) any Person or “group” (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended) shall either (A) acquire beneficial ownership of more than 50% of any outstanding class of common stock of the Guarantor having ordinary voting power in the election of directors of the Guarantor or (B) obtain the power (whether or not exercised) to elect a majority of the Guarantor’s directors, (iii) the Board of Directors of the Guarantor shall not consist of a majority of Continuing Directors or (iv) the Guarantor shall cease to own, directly or indirectly, 100% of the Equity Interests of the Borrower (except through a transaction permitted by Section 5.2(c)), free and clear of any Liens:

then, and in any such event, the Agent shall at the request, or may with the consent, of the Majority Lenders, by notice to the Borrower, (i) declare the obligation of each Lender to make Advances to be terminated, whereupon the same shall forthwith terminate, (ii) declare the Advances, all interest thereon and all other amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon the Advances, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower and (iii) exercise all rights and remedies available to it under this Agreement, the other Loan Documents and applicable law; provided, however, that in the event of the occurrence of a Bankruptcy Event, (A) the Aggregate Commitment and the obligation of each Lender to make Advances shall automatically be terminated and (B) the Advances, all such interest and all other amounts payable under this Agreement and the other Loan Documents shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower, without further action by the Agent or any Lender.

ARTICLE VII

THE AGENT

Section 7.1    Authorization and Action. Each of the Lenders hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto. Except as set forth in Section 7.7, the provisions of this Article VII are solely for the benefit of the Agent and the Lenders, neither Loan Party shall have any rights as a third-party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” (or any other similar term) herein or in any other Loan Document with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations under agency doctrine of any applicable law. Instead, such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

Section 7.2    Exculpatory Provisions.

(a)The Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Agent:

(i)shall not be subject to any fiduciary or other implied duties, regardless of whether an Unmatured Default or Event of Default has occurred and is continuing;

(ii)shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Agent is required to exercise as directed in writing by the Majority Lenders; provided that the Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Agent to liability or that is contrary to any Loan Document or applicable law, including, for the avoidance of doubt, any action that may be in violation of the automatic stay under the Federal Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any such law; and

(iii)shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Agent or any of its Affiliates in any capacity.

(b)The Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Majority Lenders (or as the Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 9.1 and Section 6.1), or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Agent shall be deemed not to have knowledge of any Unmatured Default or Default unless and until notice describing such Unmatured Default or Event of Default is given to the Agent in writing by a Loan Party or a Lender.

Section 7.3    Reliance by Agent. The Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of an Advance that by its terms must be fulfilled to the satisfaction of a Lender, the Agent may presume that such condition is satisfactory to such Lender unless the Agent shall have received notice to the contrary from such Lender prior to the making of such Advance. The Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 7.4    KeyBank and Affiliates. With respect to its Commitment and the Advances made by it, KeyBank shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Agent; and the term “Bank” or “Banks” and “Lender” or “Lenders” shall, unless otherwise expressly indicated, include KeyBank in its individual capacity. KeyBank and its Affiliates may accept deposits from, lend money to, act as the financial advisor or the trustee under indentures of, and generally engage in any kind of business with, the Borrower or any Subsidiary or other Affiliate thereof and any Person who may do business with or own securities of the Borrower or any Subsidiary or other Affiliate thereof, all as if KeyBank were not the Agent and without any duty to account therefor to the Lenders.

Section 7.5    Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Agent, the Arranger or any other Lender and based on the financial statements referred to in Section 4.1(f) and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent, the Arranger or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

Section 7.6    Indemnification. The Lenders agree to indemnify the Agent and any Related Party of the Agent participating in the transaction (to the extent not reimbursed by the Borrower), ratably according to the respective Percentages of the Lenders from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Agent under this Agreement; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent’s gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its ratable share of any out of pocket expenses (including counsel fees) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that the Agent is not reimbursed for such expenses by the Borrower.

Section 7.7    Successor Agent. The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower. Upon any such resignation, the Majority Lenders shall have the right to appoint a successor Agent, which shall be a Lender or shall be another commercial bank or trust company (and reasonably acceptable to the Borrower so long as no Unmatured Default or Event of Default exists) organized under the laws of the United States or of any state thereof. If no successor Agent shall have been so appointed by the Majority Lenders, and shall have accepted such appointment, within thirty days after the retiring Agent’s giving of notice of resignation (the “Resignation Effective Date”), then the retiring Agent shall, on behalf of the Lenders, appoint a successor Agent, which shall be a Lender or shall be another commercial bank or trust company organized under the laws of the United States of any state thereof reasonably acceptable to the Borrower; provided that in no event shall any such successor Agent be a Defaulting Lender. Regardless of whether a successor has been appointed or has accepted such appointment, such resignation of the retiring Agent shall become effective in accordance with such notice on the Resignation Effective Date. Notwithstanding the foregoing, if either the Majority Lenders or the Borrower have not accepted the appointment of a successor Agent or no successor Agent has accepted appointment to act as the Agent hereunder as of the Resignation Effective Date, then the Majority Lenders shall be deemed to have succeeded to and become vested with all the rights, powers, privileges and duties of the retiring Agent as of the Resignation Effective Date. With effect from the Resignation Effective Date, (i) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (ii) except for any indemnity payments owed to the retiring Agent, all payments, communications and determinations provided to be made by, to or through the Agent shall instead be made by or to each Lender directly, until such time, if any, as the Majority Lenders appoint a successor administrative agent as provided for in this Section 7.7. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent’s resignation hereunder as Agent, the provisions of this Article VII and Section 9.4 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

Section 7.8    Delegation of Duties. The Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Agent; provided, however, that the Agent shall remain responsible for the performance of its duties under this Agreement and the Loan Documents to the extent required under this Article VII. The Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Agent.

Section 7.9    Certain ERISA Matters.

(a)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agent and the Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true: (i) such Lender is not an entity deemed to hold “plan assets” within the meaning of 29 C.F.R. § 2510.3-101, as modified by Section 3(42) of ERISA, of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any plan (within the meaning of Section 4975 of the Code) which is subject to Section 4975 of the Code in connection with the Advances or the Commitments, (ii) the transaction exemption set forth in one or more prohibited transaction exemptions issued by the Department of Labor (each, a “PTE”), such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Advances, the Commitments and this Agreement, (iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Advances, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Advances, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Advances, the Commitments and this Agreement, or (iv) such other representation, warranty and covenant as may be agreed in writing between the Agent, in its sole discretion, and such Lender.

(b)In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agent and the Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that: (i) none of the Agent or the Arranger or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Agent under this Agreement, any Loan Document or any documents related to hereto or thereto), (ii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Advances, the Commitments and this Agreement is independent (within the meaning of 29 C.F.R. § 2510.3-21) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50 million, in each case as described in 29 C.F.R. § 2510.3-21(c)(1)(i)(A)-(E),(iii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Advances, the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the Obligations), (iv) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Advances, the Commitments and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Advances, the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder, and (v) no fee or other compensation is being paid directly to the Agent or the Arranger or any their respective Affiliates for investment advice (as opposed to other services) in connection with the Advance, the Commitments or this Agreement.

(c)The Agent and the Arranger each hereby informs the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Advances, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Advances or the Commitments for an amount less than the amount being paid for an interest in the Advances or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

Section 7.10    Agent May File Proofs of Claim. In case of the pendency of any proceeding under the Federal Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect or any other judicial proceeding relative to the Borrower, the Agent (irrespective of whether the principal of any Advance or other obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise (i) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Advances and all other obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Agent and their respective agents, sub-agents and counsel and all other amounts due the Lenders and the Agent under Section 9.4) allowed in such judicial proceeding and (ii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same. Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Agent and, in the event that the Agent shall consent to the making of such payments to the Lenders, to pay to the Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agent and its agents, sub-agents and counsel, and any other amounts due the Agent under Section 9.4.

ARTICLE VIII

GUARANTY

Section 8.1    Guaranty. The Guarantor hereby unconditionally guarantees the full and punctual payment when due (whether at stated maturity, upon acceleration or otherwise) of the Obligations, including, without limitation, (i) the principal of and interest on the Advances made to, and each Note issued by, the Borrower hereunder and (ii) all other amounts payable by the Borrower or any of its Subsidiaries pursuant to this Agreement and the other Loan Documents (all of the foregoing being referred to collectively as the “Guaranteed Obligations”). Upon the failure by the Borrower, any Subsidiary or any other Person obligated for all or any part of the Obligations to pay punctually any such amount, the Guarantor agrees that it shall forthwith on demand pay such amount at the place and in the manner specified herein or the relevant Loan Document, as the case may be. The Guarantor hereby agrees that this guaranty is an absolute, irrevocable and unconditional guaranty of payment and is not a guaranty of collection.

Section 8.2    Guaranty Unconditional. Subject to applicable laws, the obligations of the Guarantor hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

(a)except as otherwise provided in Section 8.3, any extension, renewal, settlement, indulgence, compromise, waiver or release of, or with respect to, the Guaranteed Obligations or any part thereof or any agreement relating thereto, or with respect to any obligation of any other guarantor of any of the Guaranteed Obligations, whether (in any such case) by operation of law or otherwise, or any failure or omission to enforce any right, power or remedy with respect to the Guaranteed Obligations or any part thereof or any agreement relating thereto, or with respect to any obligation of any other guarantor of any of the Guaranteed Obligations;

(b)any modification or amendment of or supplement to this Agreement or any other Loan Document, including, without limitation, any such amendment which may increase the amount of the Obligations guaranteed hereby;

(c)except as otherwise provided in Section 8.3, any release, surrender, compromise, settlement, waiver, subordination or modification, with or without consideration, of any collateral securing the Guaranteed Obligations or any part thereof, any other guaranties with respect to the Guaranteed Obligations or any part thereof, or any other obligation of any person or entity with respect to the Guaranteed Obligations or any part thereof, or any nonperfection or invalidity of any direct or indirect security for the Guaranteed Obligations;

(d)any change in the corporate, partnership, limited liability company or other existence, structure or ownership of the Borrower or any other guarantor of any of the Guaranteed Obligations, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower or any other guarantor of the Guaranteed Obligations, or any of their respective assets or any resulting release or discharge of any obligation of the Borrower or any other guarantor of any of the Guaranteed Obligations;

(e)the existence of any claim, setoff or other rights which the Guarantor may have at any time against the Borrower, any other guarantor of any of the Guaranteed Obligations, the Agent, any Lender or any other Person, whether in connection herewith or in connection with any unrelated transactions (other than a claim of payment in full of the Guaranteed Obligations), provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

(f)the enforceability or validity of the Guaranteed Obligations or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto or with respect to any collateral securing the Guaranteed Obligations or any part thereof, or any other invalidity or unenforceability relating to or against the Borrower or any other guarantor of any of the Guaranteed Obligations, for any reason related to this Agreement or any other Loan Document, or any provision of applicable law, decree, order or regulation purporting to prohibit the payment by the Borrower or any other guarantor of the Guaranteed Obligations of any of the Guaranteed Obligations;

(g)any borrowing or grant of a security interest by the Borrower, as debtor-in-possession, under Section 364 of the Federal Bankruptcy Code;

(h)the disallowance, under Section 502 of the Federal Bankruptcy Code, of all or any portion of the claims of any of the Lenders or the Agent for repayment of all or any part of the Guaranteed Obligations; or

(i)any other act or omission to act or delay of any kind by the Borrower, any other guarantor of the Guaranteed Obligations, the Agent, any Lender or any other Person or any other circumstance whatsoever (other than a claim of payment in full of the Guaranteed Obligations), which might, but for the provisions of this Section 8.2, constitute a legal or equitable discharge of the Guarantor’s obligations hereunder or otherwise reduce, release, prejudice or extinguish its liability under this guaranty.

Section 8.3    Discharge Only Upon Payment in Full; Reinstatement in Certain Circumstances. The Guarantor’s obligations hereunder shall remain in full force and effect until all Guaranteed Obligations shall have been paid in full in cash (other than any obligation that is contingent in nature at such time) at which time, subject to all the foregoing conditions, the guarantees made hereunder shall automatically terminate, and this guaranty shall be of no further force and effect as against the Guarantor. If at any time any payment of the principal of or interest on any Advance or any other amount payable by the Borrower or any other party hereunder or under any other Loan Document is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, the Guarantor’s obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

Section 8.4    General Waivers. The Guarantor irrevocably waives acceptance hereof, presentment, demand or action on delinquency, protest, the benefit of any statutes of limitations and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by the Borrower, any other guarantor of the Guaranteed Obligations, or any other Person.

Section 8.5    Subordination of Subrogation; Subordination of Intercompany Indebtedness.

(a)Until the Guaranteed Obligations have been paid in full in cash (other than any obligation that is contingent in nature at such time), the Guarantor (i) shall have no right of subrogation with respect to such Guaranteed Obligations and (ii) waives any right to enforce any remedy which any of the Lenders or the Agent now have or may hereafter have against the Borrower, any endorser or any guarantor of all or any part of the Guaranteed Obligations or any other Person, and until such time the Guarantor waives any benefit of, and any right to participate in, any security or collateral given to the Lenders and the Agent to secure the payment or performance of all or any part of the Guaranteed Obligations or any other liability of the Borrower to the Lenders or the Agent. Should the Guarantor have the right, notwithstanding the foregoing, to exercise its subrogation rights, the Guarantor hereby expressly and irrevocably (A) subordinates any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off that the Guarantor may have to the payment in full in cash of the Guaranteed Obligations until the Guaranteed Obligations are paid in full in cash (other than any obligation that is contingent in nature at such time) and (B) waives any and all defenses available to a surety, guarantor or accommodation co-obligor until the Guaranteed Obligations are paid in full in cash (other than any obligation that is contingent in nature at such time and that has not yet arisen). The Guarantor acknowledges and agrees that this subordination is intended to benefit the Agent and the Lenders and shall not limit or otherwise affect the Guarantor’s liability hereunder or the enforceability of this guaranty, and that the Agent, the Lenders and their respective successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 8.5(a).

(b)The Guarantor agrees that any and all claims of the Guarantor against the Borrower or any other guarantor (each an “Obligor”) with respect to any “Intercompany Indebtedness” (as hereinafter defined), any endorser, obligor or any other guarantor of all or any part of the Guaranteed Obligations, or against any of its properties shall be subordinate and subject in right of payment to the prior payment, in full and in cash, of all Guaranteed Obligations (other than any obligation that is contingent in nature at such time); provided that, as long as (i) no Unmatured Default or Event of Default has occurred and is continuing and (ii) the Agent has not notified the Guarantor otherwise, the Guarantor may make loans to and receive payments of principal and interest from any Obligor with respect to Intercompany Indebtedness in the ordinary course of business to the extent permitted by the terms of this guaranty and the other Loan Documents. Notwithstanding any right of the Guarantor to ask, demand, sue for, take or receive any payment from any Obligor, all rights, liens and security interests of the Guarantor, whether now or hereafter arising and howsoever existing, in any assets of any other Obligor (whether constituting part of collateral given to any Lender or the Agent to secure payment of all or any part of the Obligations or otherwise) shall be and are subordinated to the rights of the Lenders and the Agent in those assets. The Guarantor shall not have any right to possession of any such asset or to foreclose upon any such asset, whether by judicial action or otherwise, unless and until (i) all of the Guaranteed Obligations (other than any obligation that is contingent in nature at such time) shall have been fully paid and satisfied (in cash) and all financing arrangements pursuant to any Loan Document among the Borrower and the Lenders have been terminated, or (ii) this guaranty has otherwise terminated with respect to the Guarantor in accordance with Section 8.3. If all or any part of the assets of any Obligor, or the proceeds thereof, are subject to any distribution, division or application to the creditors of such Obligor, whether partial or complete, voluntary or involuntary, and whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding, or if the business of any such Obligor is dissolved or if substantially all of the assets of any such Obligor are sold, then, and in any such event (such events being herein referred to as an “Insolvency Event”), any payment or distribution of any kind or character, either in cash, securities or other property, which shall be payable or deliverable upon or with respect to any indebtedness of any Obligor to the Guarantor (“Intercompany Indebtedness”) shall be paid or delivered directly to the Agent for application on any of the Guaranteed Obligations, due or to become due, until (i) such Guaranteed Obligations (other than any obligation that is contingent in nature at such time) shall have first been fully paid and satisfied (in cash) or (ii) this guaranty has otherwise terminated with respect to the Guarantor in accordance with Section 8.3. Should any payment, distribution, security or instrument or proceeds thereof be received by the Guarantor upon or with respect to the Intercompany Indebtedness after any Insolvency Event and prior to (i) the satisfaction of all of the Guaranteed Obligations (other than any obligation that is contingent in nature at such time) and the termination of all financing arrangements pursuant to any Loan Document among the Borrower and the Lenders, or (ii) any other termination of this guaranty with respect to the Guarantor in accordance with Section 8.3, the Guarantor shall receive and hold the same in trust, as trustee, for the benefit of the Lenders and shall forthwith deliver the same to the Agent, for the benefit of the Lenders, in precisely the form received (except for the endorsement or assignment of the Guarantor where necessary), for application to any of the Guaranteed Obligations, due or not due, and, until so delivered, the same shall be held in trust by the Guarantor as the property of the Lenders. If the Guarantor fails to make any such endorsement or assignment to the Agent, the Agent or any of its officers or employees is irrevocably authorized to make the same. The Guarantor agrees that until (i) the Guaranteed Obligations (other than any obligation that is contingent in nature at such time) have been paid in full (in cash) and satisfied and all financing arrangements pursuant to any Loan Document among the Borrower and the Lenders have been terminated, the Guarantor will not assign or transfer to any Person (other than the Agent) any claim the Guarantor has or may have against any Obligor.

Section 8.6    Stay of Acceleration Waivers. To the fullest extent permitted by law, if acceleration of the time for payment of any amount payable by the Borrower under this Agreement or any other Loan Document is stayed upon the insolvency, bankruptcy or reorganization of the Borrower, all such amounts otherwise subject to acceleration under the terms of this Agreement or any other Loan Document shall nonetheless be payable by the Guarantor hereunder forthwith on demand by the Agent.

Section 8.7    Taxes, Expenses of Enforcement, etc.

(a)The Guarantor agrees to be bound by the terms and provisions of Section 2.17 (including, without limitation, the promises made and the obligations accepted by the Borrower therein), as if each reference in such Section to a “Borrower” were a reference to the Guarantor.

(b)After the occurrence of an Event of Default, the Majority Lenders shall have the right at any time during the continuance thereof to direct the Agent to commence enforcement proceedings with respect to the Guaranteed Obligations. The Guarantor agrees to reimburse the Agent and the Lenders for any reasonable costs and reasonable out of pocket expenses (including reasonable attorneys’ fees and expenses for the Agent and the Lenders; provided that the Guarantor shall have no obligation to pay for fees charges and disbursements for more than one firm of counsel acting for the Agent in each applicable jurisdiction, and one firm of counsel acting for the Lenders in each applicable jurisdiction and, in the case of an actual or perceived conflict of interest, one additional counsel in each relevant jurisdiction to the affected Lender selected and retained by such Lender) paid or incurred by the Agent or any Lenders in connection with the collection and enforcement of amounts due under the Loan Documents, including without limitation this guaranty. The Lenders agree that this guaranty may be enforced only by the action of the Agent acting upon the instructions of the Majority Lenders and that no Lender shall have any right individually to seek to enforce or to enforce this guaranty, it being understood and agreed that such rights and remedies may be exercised by the Agent for the benefit of the Lenders under the terms of this Agreement.

Section 8.8    Financial Information. The Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of the Borrower and any and all endorsers and/or other guarantors of all or any part of the Guaranteed Obligations, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations, or any part thereof, that diligent inquiry would reveal, and the Guarantor hereby agrees that none of the Lenders or the Agent shall have any duty to advise the Guarantor of information known to any of them regarding such condition or any such circumstances. In the event any Lender or the Agent, in its sole discretion, undertakes at any time or from time to time to provide any such information to the Guarantor, such Lender or the Agent shall be under no obligation (i) to undertake any investigation not a part of its regular business routine, (ii) to disclose any information which such Lender or the Agent, pursuant to accepted or reasonable commercial finance or banking practices, wishes to maintain confidential or (iii) to make any other or future disclosures of such information or any other information to the Guarantor.

Section 8.9    Setoff. In addition to, and without limitation of, any rights of any Lender or the Agent under applicable law, if any Event of Default occurs and is continuing, any Debt from any Lender to the Guarantor (including all account balances, whether provisional or final and whether or not collected or available) may be offset and applied toward the payment of the Guaranteed Obligations owing to such Lender, whether or not the Guaranteed Obligations, or any part thereof, shall then be due.

Section 8.10    Enforcement of Guaranty. The Lenders agree that this guaranty may be enforced only by the action of the Agent acting upon the instructions of the Majority Lenders and that no Lender shall have any right individually to seek to enforce or to enforce this guaranty, it being understood and agreed that such rights and remedies may be exercised by the Agent for the benefit of the Lenders under the terms of this Agreement.

ARTICLE IX

MISCELLANEOUS

Section 9.1    Amendments, Etc. No amendment or waiver of any provision of any Loan Document, nor consent to any departure by the Borrower or the Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Lenders and, in the case of any amendment, the Borrower and the Guarantor, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall: (a) waive, modify or eliminate any of the conditions specified in Section 3.1 without the written consent of each Lender; (b) increase or extend the Commitment of any Lender without the written consent of such Lender, (c) reduce the principal of, or interest on, the Advances, any Applicable Margin or any fees or other amounts payable hereunder (other than fees payable to the Agent for its own account, or to any Lender pursuant to, Section 2.13 or Section 2.17) without the written consent of each Lender directly affected thereby, (d) postpone any date fixed for any payment of principal of, or interest on, the Advances or any fees or other amounts payable hereunder without the written consent of each Lender directly affected thereby, (e) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Advances, or the number of Lenders, which shall be required for the Lenders or any of them to take any action hereunder without the written consent of each Lender or amend the definition of “Majority Lenders”, (f) amend this Section 9.1 without the written consent of each Lender, (g) release the Guarantor from its guarantee, or (h) change or waive any provision of Section 2.18 or any other provision of this Agreement or any other Loan Document requiring pro rata treatment of the Lenders in a manner that would alter the pro rata treatment of Lenders required thereby without the written consent of each Lender; and provided, further, that (i) no amendment, waiver or consent shall affect the rights or duties of the Agent under this Agreement or any Note, unless such amendment, waiver or consent is in writing and signed by the Agent in addition to the Lenders required above to take such action, (ii) that no amendment, waiver or consent shall change or waive any provision of Section 2.13 or Section 2.17, unless such amendment, waiver or consent is in writing and signed by each Lender directly affected thereby, in addition to the Lenders required above to take such action and (iii) that this Agreement may be amended and restated without the consent of any Lender or the Agent if, upon giving effect to such amendment and restatement, such Lender or the Agent, as the case may be, shall no longer be a party to this Agreement (as so amended and restated) or have any Commitment or other obligation hereunder and shall have been paid in full all amounts payable hereunder to such Lender, or the Agent, as the case may be. Anything herein to the contrary notwithstanding, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that in no event shall any amendment, waiver or consent purport to (A) increase or extend the Commitment of such Defaulting Lender, (B) reduce the principal of, or interest on, the Advances made by such Defaulting Lender, or any Applicable Margin or any fees or other amounts payable to such Defaulting Lender, (C) postpone any date fixed for any payment of principal of, or interest on, the Advances made by such Defaulting Lender, or (D) amend this Section 9.1 in a manner that affects such Defaulting Lender adversely, in each case without the affirmative consent of such Defaulting Lender, provided that if any such amendment, waiver or consent has been approved by all Lenders which are not Defaulting Lenders, and such Defaulting Lender shall have failed to have furnished either its approval or disapproval of such amendment, waiver or consent within the period of ten Business Days after its receipt of a written request to do so, then such Defaulting Lender shall be deemed to have given its affirmative consent.

Section 9.2    Notices, Etc.

(a)Except in the case of notices and other communications expressly permitted to be given as provided in paragraph (b) below, all notices and other communications provided for hereunder and under the other Loan Documents shall be in writing (including facsimile communication) and mailed, facsimiled or delivered, if to the Borrower, at its address at 4902 North Biltmore Lane, Madison, Wisconsin 53718-2132 Attn: Treasurer; if to any Bank, at its Domestic Lending Office specified in its Administrative Questionnaire; if to any other Lender, at its Domestic Lending Office specified in the Assignment and Assumption pursuant to which it became a Lender; and if to the Agent, at its address at KeyBank National Association, 127 Public Square, Cleveland, Ohio 44114, Attention: Richard Gerling, Senior Vice President, Telephone: (216) 689-5379, Email: Renewables.ProjectFinance@KeyBank.com, c/o KeyBank National Association, 4900 Tiedeman Road, Cleveland, Ohio 44114, MailCode: OH-01-49-0114, Attention: KAS Energy, Telephone: (216) 370-5716, Email: KAS_Energy@KeyBank.com; or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall (i) when mailed, be effective five days after being deposited in the mails, (ii) when facsimiled, be effective on dispatch, or (iii) when given by express courier service, be effective upon delivery, except, in the case of clauses (i) and (ii), that notices and communications to the Agent pursuant to Article II or Article VII shall not be effective until received by the Agent. Any notice or communication given hereunder but not received on a Business Day or received after 5:00 p.m. on a Business Day in the place of receipt will be deemed to be given on the next Business Day in that place.

(b)Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e mail and Internet or intranet websites) pursuant to procedures approved by the Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Agent that it is incapable of receiving notices under such Article by electronic communication. The Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Unless the Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

Section 9.3    No Waiver; Remedies. No failure on the part of any Lender or the Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 9.4    Costs, Expenses, Taxes and Indemnification.

(a)The Borrower agrees to pay on demand all reasonable and documented costs and expenses of the Agent in connection with the preparation (including, without limitation, printing costs), syndication, negotiation, execution, delivery, modification and amendment of this Agreement and the other Loan Documents, and the other documents and instruments to be delivered hereunder and thereunder, including, without limitation, the reasonable and documented fees and out of pocket expenses of counsel for the Agent and the Arranger with respect thereto and with respect to the administration of, and advising the Agent and the Arranger as to its rights and responsibilities under, this Agreement and the other Loan Documents. The Borrower further agrees to pay on demand all reasonable and documented costs and expenses, if any (including, without limitation, reasonable and documented counsel fees and expenses of the Agent, the Arranger and each Lender), in connection with the enforcement and workout (whether through negotiations, legal proceedings or otherwise) of this Agreement and the other Loan Documents and the other documents and instruments to be delivered hereunder and thereunder, including, without limitation, reasonable and documented counsel fees and expenses in connection with the enforcement of rights under this Section 9.4. In addition, the Borrower shall pay any and all Other Taxes payable or determined to be payable in connection with the execution and delivery of this Agreement and the other Loan Documents, and the other documents and instruments to be delivered hereunder and thereunder, and agrees to save the Agent, the Arranger and each Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such Other Taxes. This Section 9.4(a) shall not apply with respect to Taxes or Excluded Taxes other than any Taxes or Excluded Taxes that represent liabilities arising from any non-Tax or non-Excluded Tax claim.

(b)The Borrower hereby agrees to indemnify and hold each Lender, the Agent (and any sub-agent thereof), the Arranger and each Related Party of any of the foregoing Persons (each, an “Indemnified Person”) harmless from and against any and all claims, damages, losses, liabilities, costs or expenses (including reasonable attorney’s fees and expenses, whether or not such Indemnified Person is named as a party to any proceeding or is otherwise subjected to judicial or legal process arising from any such proceeding) which any of them may incur or which may be claimed against any of them, whether based on contract, tort or any other theory, by any Person including the Borrower (except for such claims, damages, losses, liabilities, costs and expenses resulting from such Indemnified Person’s gross negligence or willful misconduct, or claimed against such Indemnified Person by the Borrower related to a material breach of such Indemnified Person’s obligations hereunder or under any other Loan Document, each as determined in a final and nonappealable judgment by a court of competent jurisdiction):

(i)by reason of or resulting from the execution, delivery or performance of any of the Loan Documents or any transaction contemplated thereby, or the use by the Borrower of the proceeds of any Advance;

(ii)in connection with any documentary taxes, assessments or charges made by any Governmental Authority by reason of the execution and delivery of any of the Loan Documents;

(iii)in connection with or resulting from the utilization, storage, disposal, treatment, generation, transportation, release or ownership of any Hazardous Substance (A) at, upon, or under any property of any Loan Party or any of its Affiliates or (B) by or on behalf of any Loan Party or any of its Affiliates at any time and in any place; or

(iv)in connection with or resulting from the use by unintended recipients of any information or other materials distributed by it through the internet, Intralinks or other similar transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

In case any action or proceeding is instituted involving any Indemnified Person for which indemnification is to be sought hereunder by such Indemnified Person, then such Indemnified Person will promptly notify the Borrower of the commencement of any action or proceeding; provided, however, that the failure to notify the Borrower will not relieve the Borrower from any liability that the Borrower may have to such Indemnified Person pursuant hereto or from any liability that it may have to such Indemnified Person other than pursuant hereto. Notwithstanding the above, following such notification, the Borrower may elect in writing to assume the defense of such action or proceeding, and, upon such election, the Borrower will not, as long as it diligently conducts such defense, be liable for any legal costs subsequently incurred by such Indemnified Person (other than reasonable costs of investigation and providing evidence) in connection therewith, unless (i) the Borrower has failed to provide counsel reasonably satisfactory to such Indemnified Person in a timely manner, (ii) the Indemnified Person determines in good faith that joint representation would be inappropriate, including any actual or potential conflict of interest or (iii) the Indemnified Person reasonably determines that there may be legal defenses available to it which are different from, or in addition to those available to the Borrower. If the Borrower assumes the defense of any such action or proceeding, (a) it will be conclusively established for purposes of this Agreement that the claims made with respect thereto are subject to indemnification hereunder; (b) no compromise or settlement of such claims may be effected by the Borrower without the Indemnified Person’s consent and (c) the Indemnified Person will have no liability with respect to any compromise or settlement of such claims effected without its consent. Notwithstanding the foregoing, if any Indemnified Person determines in good faith that there is a reasonable probability that any action or proceeding may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification hereunder, such Indemnified Person may, by notice to the Borrower, assume the exclusive right to defend, compromise, or settle such action or proceeding, but the Borrower will not be bound (but will retain its indemnification obligations hereunder) by any determination of an action or proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld). In connection with any one action or proceeding, the Borrower will not be responsible for the fees and expenses of more than one separate law firm (in addition to local counsel) for all Indemnified Persons and, in the case of an actual or perceived conflict of interest, one additional counsel in each relevant jurisdiction to the affected Indemnified Person(s) selected and retained by such Indemnified Person(s).

(c)To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under paragraph (a) or (b) of this Section 9.4 to be paid by it to the Agent (or any sub-agent thereof), the Arranger or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Agent (or any such sub-agent), the Arranger or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s Credit Exposure at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Agent (or any such sub-agent) in its capacity as such, the Arranger or against any Related Party of any of the foregoing acting for the Agent (or any such sub-agent) in connection with such capacity. The obligations of the Lenders under this paragraph (c) are subject to the provisions of Section 2.3(b).

(d)The Borrower will compensate each Lender upon demand for all losses, reasonable and documented expenses and liabilities (including, without limitation, any loss, reasonable and documented expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund or maintain Eurodollar Rate Advances) that such Lender may incur or sustain (i) if for any reason (other than a default by such Lender) a Borrowing or continuation of, or Conversion into, a Eurodollar Rate Advance does not occur on a date specified therefor in a Notice of Borrowing or a Notice of Conversion, (ii) if any repayment, prepayment or Conversion of any Eurodollar Rate Advance occurs on a date other than the last day of an Interest Period applicable thereto (including as a consequence of any assignment made pursuant to Section 2.20 or any acceleration of the maturity of the Advances pursuant to Section 6.1), (iii) if any prepayment of any Eurodollar Rate Advance is not made on any date specified in a notice of prepayment given by the Borrower or (iv) as a consequence of any other failure by the Borrower to make any payments with respect to any Eurodollar Rate Advance when due hereunder. Calculation of all amounts payable to a Lender under this Section 9.4(d)shall be made as though such Lender had actually funded its relevant Eurodollar Rate Advance through the purchase of a eurodollar deposit bearing interest at the Eurodollar Rate Advance in an amount equal to the amount of such Eurodollar Rate Advance, having a maturity comparable to the relevant Interest Period; provided, however, that each Lender may fund its Eurodollar Rate Advances in any manner it sees fit and the foregoing assumption shall be utilized only for the calculation of amounts payable under this Section 9.4(d). A certificate (which shall be in reasonable detail) showing the bases for the determinations set forth in this Section 9.4(d) by any Lender as to any additional amounts payable pursuant to this Section 9.4(d) shall be submitted by such Lender to the Borrower either directly or through the Agent. Determinations set forth in any such certificate made in good faith for purposes of this Section 9.4(d) of any such losses, reasonable and documented expenses or liabilities shall be conclusive absent manifest error.

(e)The Borrower’s obligations under this Section 9.4 shall survive the repayment of all amounts owing to the Lenders hereunder and the termination of the Commitments. If and to the extent that the obligations of the Borrower under this Section 9.4 are unenforceable for any reason, the Borrower agrees to make the maximum contribution to the payment and satisfaction thereof which is permissible under applicable law.

Section 9.5    Right of Set-off.

(a)Upon (i) the occurrence and during the continuance of any Event of Default and (ii) the making of the request or the granting of the consent by the Majority Lenders specified by Section 6.1 to authorize the Agent to declare all amounts owing hereunder due and payable pursuant to the provisions of Section 6.1, each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under any Loan Document, irrespective of whether or not such Lender or Affiliate shall have made any demand under such Loan Document and although such obligations may be unmatured or contingent or are owed to a branch, office or Affiliate of such Lender different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of set-off, (x) all amounts so set off shall be paid over immediately to the Agent for further application in accordance with the provisions of Section 2.21 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Agent a statement describing in reasonable detail the obligations owing to such Defaulting Lender as to which it exercised such right of set-off. Each Lender agrees promptly to notify the Borrower after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section 9.5(a) are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Lender may have.

(b)The Borrower agrees that it shall have no right of set-off, deduction or counterclaim in respect of its obligations hereunder, and that the obligations of the Lenders hereunder are several and not joint. Nothing contained herein shall constitute a relinquishment or waiver of the Borrower’s rights to any independent claim that the Borrower may have against the Agent or any Lender for the Agent’s or such Lender’s, as the case may be, gross negligence or willful misconduct; provided that no Lender shall be liable for the conduct of the Agent or any other Lender; provided, further, that the Agent shall not be liable for the conduct of any Lender; provided, however that none of the Agent or any Lender shall be liable to the Borrower for any amounts representing indirect, special, consequential or punitive damages (as opposed to direct or actual damages) suffered by the Borrower.

Section 9.6    Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower, the Guarantor and the Agent and when the Agent shall have been notified in writing by each Bank that such Bank has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Guarantor, the Agent and each Lender and their respective successors and assigns, except that neither the Borrower nor the Guarantor shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

Section 9.7    Assignments and Participations.

(a)Assignment by Lenders. Each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under the Loan Documents (including, without limitation, all or a portion of its Commitment, the Advances owing to it and the Note or Notes (if any) held by it); provided, however, that (w) each such assignment shall be of a constant, and not a varying, percentage of all of the assigning Lender’s rights and obligations under the Loan Documents, (x) the amount of the Commitment of, or Advances owing to, the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Assumption with respect to such assignment) shall be no less than the lesser of the amount of such Lender’s then remaining Commitment and $5,000,000 or any whole multiple of $1,000,000 in excess thereof (except in the case of assignments between Lenders at the time already parties hereto and between a Lender and an Affiliate of such Lender or Approved Fund), (y) except as set forth in clause (ii) below, the Agent and, so long as no Unmatured Default or Event of Default shall have occurred and be continuing, the Borrower, shall have consented to such assignment (in each case, which may not be unreasonably withheld or delayed); provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Agent within ten (10) Business Days after having received notice thereof, and (z) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, a Assignment and Assumption, together with any Note or Notes (if any) subject to such assignment and a processing and recordation fee of $3,500. Promptly following its receipt of such Assignment and Assumption, Note or Notes (if any) and fee, the Agent shall accept and record such Assignment and Assumption in the Register.

(i)Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Assumption, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Assumption, have the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Assumption, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto, but shall continue to be entitled to the benefits of Section 2.13, Section 2.17, and Section 9.4 with respect to facts and circumstances occurring prior to the effective date of such assignment); provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(ii)Notwithstanding anything to the contrary contained in this Agreement, any Lender may at any time, with notice to the Borrower and the Agent, assign all or any portion of its Commitment and the Advances owing to any of the Banks listed on the signature pages hereof, any Lender that shall become a party hereto pursuant to Section 9.7(a)(i), any Affiliate of such a Lender or any Approved Fund that is an Affiliate of a Lender. No such assignment, other than to any of the Banks listed on the signature pages hereof, any Lender that shall become a party hereto pursuant to Section 9.7(a)(i), any Affiliate of such a Lender or any Approved Fund that is an Affiliate of a Lender shall release the assigning Lender from its obligations hereunder.

(iii)By executing and delivering an Assignment and Assumption, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Assumption, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document or any other instrument or document furnished pursuant thereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto; (iii) such assignee confirms that it has received a copy of each Loan Document, together with copies of the financial statements referred to in Section 4.1(f)) hereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Assumption; (iv) such assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

(iv)No such assignment shall be made to (i) the Borrower or any of the Borrower’s Affiliates or Subsidiaries, (ii) to any Defaulting Lender or any of its Affiliates or Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (ii), (iii) a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person) or (iv) any Person that is subject to Sanctions.

(v)In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or sub-participations, or other compensating actions, including funding, with the consent of the Borrower and the Agent, the applicable pro rata share of Advances previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (i) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Agent and each other Lender hereunder (and interest accrued thereon), and (ii) acquire (and fund as appropriate) its full pro rata share of all Advances. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

(b)The Agent shall maintain at its address referred to in Section 9.2 a copy of each Assignment and Assumption delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Advances owing to, each Lender from time to time (the “Register”). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. In addition, the Agent shall maintain on the Register information regarding the designation, revocation of designation, of any Lender as a Defaulting Lender. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice. Upon its receipt of an Assignment and Assumption executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with any Note or Notes (if any) subject to such assignment, the Agent shall, if such Assignment and Assumption has been completed and is in substantially the form of Exhibit 9.7 hereto, (i) accept such Assignment and Assumption, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower.

(c)Participations. Each Lender may, without notice to or the consent of the Borrower, sell participations to any Person (other than a Person described in Section 9.7(a)(iv)) (each, a “Participant”) all or a portion of its rights and obligations under the Loan Documents (including, without limitation, all or a portion of its Commitment, the Advances owing to it, and the Note or Notes (if any) held by it); provided, however, that (i) such Lender’s obligations under this Agreement (including, without limitation, its Commitment to the Borrower hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Note or Notes (if any) for all purposes of this Agreement and (iv) the Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that affects such Participant. The Borrower agrees that each Participant, solely pursuant to the terms of the relevant agreement or instrument between such Participant and the participating Lender and not as a party or third party beneficiary to this Agreement, shall be entitled to the benefits of Section 2.13, Section 2.14, Section 9.4(d), and Section 2.17 (subject to the requirements and limitations therein, including the requirements under Section 2.17(e) (it being understood that the documentation required under Section 2.17(e) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 9.7(a); provided that such Participant (A) agrees to be subject to the provisions of Section 2.20 as if it were an assignee under Section 9.7(a); and (B) shall not be entitled to receive any greater payment under Section 2.14 or Section 2.17 with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. No Participant shall be deemed to be a party to or have standing under this Agreement, and shall only act through the participating Lender pursuant to the terms of the relevant agreement or instrument between such Participant and the participating Lender. Each Lender that sells a participation agrees to cooperate with the Borrower to effectuate the provisions of Section 2.17 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.5 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.18 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower solely for purposes of complying with Section 5f.103-1(c) of the United States Treasury Regulations, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Advances or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is (i) necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations, (ii) required by a regulatory agency with jurisdiction over the party requesting disclosure, (iii) required by applicable law or (iv) requested by the Borrower in connection with the benefits provided to such Participant under this Agreement, including pursuant to Sections 2.13, 2.14, 2.17 and 9.4. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register.

(d)Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.7, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Guarantor or the Borrower furnished to such Lender by or on behalf of the Borrower; provided that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree, in accordance with the terms of Section 9.8, to preserve the confidentiality of any Confidential Information relating to the Guarantor or the Borrower received by it from such Lender.

(e)Anything in this Section 9.7 to the contrary notwithstanding, any Lender may assign a security interest in or pledge all or any portion of its Commitment and the Advances owing to it to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder or substitute any such pledge or assignee for such Lender as a party hereto.

(f)Anything in this Section 9.7 to the contrary notwithstanding, and except in a transaction permitted by Section 5.2(c), no Loan Party may assign any of its rights or obligations under the Loan Documents without the consent of the Agent and each Lender and any attempted assignment without such consent shall be null and void.

Section 9.8    Confidentiality. In connection with the negotiation and administration of this Agreement and the other Loan Documents, the Borrower has furnished and will from time to time furnish to a Recipient written information (such information, other than any such information which (i) was publicly available, or otherwise known to the Recipient, at the time of disclosure, (ii) subsequently becomes publicly available other than through any act or omission by the Recipient, (iii) otherwise subsequently becomes known to the Recipient other than through a Person whom the Recipient knows to be acting in violation of his or its obligations to the Borrower or (iv) to which the Borrower consents to disclosure, being hereinafter referred to as “Confidential Information”). The Recipient will maintain the confidentiality of any Confidential Information in accordance with such procedures as the Recipient applies generally to information of that nature. It is understood, however, that the foregoing will not restrict the Recipient’s ability to freely exchange such Confidential Information with its Affiliates (and its and its Affiliates’ directors, officers, employees, agents, and advisors) or with current or prospective participants in or assignees of, or any current or prospective counterparty (or its advisors) to any swap, securitization or derivative transaction relating to, the Recipient’s position herein, provided that (i) the Recipient shall have properly informed any such Person of the confidential nature of the Confidential Information and (ii) the Recipient’s ability to so exchange Confidential Information shall be conditioned upon any such Affiliate’s or prospective participant’s or assignee’s or counterparty’s entering into an understanding as to confidentiality similar to this provision. It is further understood that the foregoing will not prohibit the disclosure of any or all Confidential Information if and to the extent that such disclosure may be required (i) by a regulatory agency or otherwise in connection with an examination of the Recipient’s records by appropriate authorities, (ii) pursuant to court order, subpoena or other legal process or in connection with any pending or threatened litigation, (iii) otherwise as required by law, or (iv) in order to protect its interests or its rights or remedies hereunder or under the other Loan Documents; in the event of any required disclosure under clause (ii) or (iii) above, the Recipient agrees to use reasonable efforts to inform the Borrower as promptly as practicable to the extent legally permitted to do so. In addition, the Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to lending industry and service providers to the Agent or any of the Lenders in connection with the administration or servicing of this Agreement, the other Loan Documents and the Commitments.

Section 9.9    WAIVER OF JURY TRIAL. THE AGENT, THE LENDERS, THE BORROWER AND THE GUARANTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF THE AGENT, SUCH LENDERS, THE BORROWER OR THE GUARANTOR. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENT AND THE LENDERS ENTERING INTO THIS AGREEMENT.

Section 9.10    Governing Law. This Agreement and the other Loan Documents shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 9.11    Jurisdiction. Each of the Borrower and the Guarantor irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Agent, any Lender or any Related Party of the foregoing in any way relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof. The Borrower, the Guarantor, each Lender, and the Agent irrevocably and unconditionally submit to the jurisdiction of such courts and agree that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall affect any right that the Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower, the Guarantor or their respective properties in the courts of any jurisdiction.

Section 9.12    Waiver of Venue. Each of the Borrower and the Guarantor irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in Section 9.11. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

Section 9.13    Relation of the Parties; No Beneficiary. No term, provision or requirement, whether express or implied, of any Loan Document, or actions taken or to be taken by any party thereunder, shall be construed to create a partnership, association, or joint venture between such parties or any of them. No term or provision of the Loan Documents shall be construed to confer a benefit upon, or grant a right or privilege to, any Person other than the parties thereto.

Section 9.14    Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic transmission will be effective as delivery of a manually executed counterpart thereof.

Section 9.15    Severability. To the extent any provision of this Agreement is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Agreement in any jurisdiction.

Section 9.16    Disclosure of Information. Each of the Borrower and the Guarantor agrees and consents to the Agent’s disclosure of information other than any Confidential Information relating to this transaction to Gold Sheets and other similar bank trade publications. Such information will consist of deal terms and other information customarily found in such publications but in no event shall contain any Confidential Information.

Section 9.17    USA Patriot Act Notice. Each Lender that is subject to the PATRIOT Act and the Agent (for itself and not on behalf of any Lender) hereby notifies each Loan Party that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies such Loan Party which information includes the name, address and tax identification number of such Loan Party and other information that will allow such Lender or the Agent, as applicable, to identify such Loan Party in accordance with the PATRIOT Act.

Section 9.18    Entire Agreement. This Agreement, together with any Note and any other agreements, instruments and other documents required to be executed and delivered in connection herewith, represents the entire agreement of the parties hereto and supersedes all prior agreements and understandings of the parties with respect to the subject matter covered hereby.

Section 9.19    Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)the effects of any Bail-In Action on any such liability, including, if applicable:

(i)a reduction in full or in part or cancellation of any such liability;

(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any applicable Resolution Authority.

Section 9.20    No Fiduciary Duties. Each Loan Party agrees that in connection with all aspects of the transactions contemplated hereby and any communications in connection therewith, such Loan Party and its Affiliates, on the one hand, and the Agent, the Arranger, the Lenders and their respective Affiliates, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of the Agent, the Arranger, the Lenders and their respective Affiliates and no such duty will be deemed to have arisen in connection with any such transactions or communications.

Section 9.21    Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any agreement or instrument that is a QFC (such support, “QFC Credit Support” and, each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the FDIC under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b)As used in this Section 9.21, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Covered Entity” means any of the following:
(i)a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
[Signatures to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.
ALLIANT ENERGY FINANCE, LLC, as Borrower
By: /s/ Barbara P. Tormaschy
Name:    Barbara P. Tormaschy
Title:    President and Treasurer
ALLIANT ENERGY CORPORATION, as Guarantor
By: /s/ Neil M. Krebsbach
Name:    Neil M. Krebsbach

Title:	Assistant Treasurer

Signature Page to Credit Agreement

KEYBANK NATIONAL ASSOCIATION, as Agent and as a Lender
By: /s/ Richard Gerling
Name:    Richard Gerling
Title:    Senior Vice President

Signature Page to Credit Agreement

U.S. BANK NATIONAL ASSOCIATION, as a Lender
By: /s/ Michael E. Temnick
Name:    Michael E Temnick
Title:    Vice President

Signature Page to Credit Agreement

SCHEDULE I
COMMITMENTS
Term Loan Credit Agreement, dated as of March 3, 2020, among Alliant Energy Finance, LLC, as Borrower, Alliant Energy Corporation, as Guarantor, the Banks named therein and KeyBank National Association, as Agent

Name of Lender	Commitment
KeyBank National Association	$150,000,000
U.S. Bank National Association	$150,000,000
Total	$300,000,000

SCHEDULE II
EXISTING LIENS

1.	Liens in favor of wholly-owned Subsidiaries.

2.	Liens securing payment on Sheboygan Power, LLC Senior Secured Notes due 2025.

3.	Promissory Notes and Mortgages between Cedar Rapids and Iowa City Railway Company (“Business”) and the Department of Transportation of the State of Iowa (“Department”).

4.	Contingent liens and performance guaranties created in support of performance and payment bonds in favor of various contractors and vendors.

SCHEDULE III
LIST OF INDENTURES
The following indentures, as amended and supplemented from time to time:

1.	Indenture, dated as of June 20, 1997, between Wisconsin Power and Light Company and Wells Fargo Bank, N.A., as Successor Trustee, relating to debt securities.

2.	Indenture, dated as of September 30, 2009, between Alliant Energy Corporation and Wells Fargo Bank, N.A., as Trustee.

3.	Indenture (for Senior Unsecured Debt Securities), dated as of August 20, 2003, between Interstate Power and Light Company and The Bank of New York Mellon Trust Company, N.A., as Trustee.

4.
Collateral Trust Indenture, dated as of June 30, 2005, between Sheboygan Power, LLC, as Issuer, and LaSalle Bank National Association (d/b/a Bank of America Merrill Lynch Global Custody and Agency Services), as Collateral Trustee.

5.
Note Purchase Agreement, dated as of September 19, 2012, between Alliant Energy Corporate Services, Inc., Alliant Energy Corporation and the Purchasers of $75,000,000 3.45% Senior Notes of Alliant Energy Corporate Services, Inc. due September 19, 2022.

6.
Indenture, dated as of June 12, 2018, among Alliant Energy Finance, LLC, Alliant Energy Corporation, as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee for the issuance of $400 million of 3.750% Senior Notes due 2023 and $300 million of 4.250% Senior Notes due 2028.

EXHIBITS TO
$300,000,000
TERM LOAN CREDIT AGREEMENT
dated as of March 3, 2020
among
ALLIANT ENERGY FINANCE, LLC,
as Borrower
ALLIANT ENERGY CORPORATION,
as Guarantor
THE BANKS NAMED HEREIN,
as Banks
and
KEYBANK NATIONAL ASSOCIATION,
as Agent
______________________________________________________________________________

KEYBANC CAPITAL MARKETS INC.,
as Sole Lead Arranger
______________________________________________________________________________

EXHIBIT 1.1

FORM OF NOTE

$___________	[____________], 2020

FOR VALUE RECEIVED, ALLIANT ENERGY FINANCE, LLC, a Wisconsin limited liability company (the “Borrower”), hereby promises to pay to the order of ______________________ (the “Lender”), at the offices of KeyBank National Association (the “Agent”) located at 127 Public Square, Cleveland, OH 44114 (or at such other place or places as the Agent may designate), at the times and in the manner provided in the Term Loan Credit Agreement, dated as of March 3, 2020 (as amended, modified or supplemented from time to time, the “Credit Agreement”), among the Borrower, the Guarantor, the Lender and certain other lenders parties thereto and the Agent for the Lender, the principal sum of__________________________ DOLLARS ($__________), or such lesser amount as may constitute the unpaid principal amount of the Advance made by the Lender, under the terms and conditions of this promissory note (this “Note”) and the Credit Agreement. The defined terms in the Credit Agreement are used herein with the same meaning. The Borrower also promises to pay interest on the aggregate unpaid principal amount of this Note at the rates applicable thereto from time to time as provided in the Credit Agreement.

This Note is one of a series of Notes referred to in the Credit Agreement and is issued to evidence the Advance made by the Lender pursuant to the Credit Agreement. All of the terms, conditions and covenants of the Credit Agreement are expressly made a part of this Note by reference in the same manner and with the same effect as if set forth herein at length, and any holder of this Note is entitled to the benefits of and remedies provided in the Credit Agreement and the other Loan Documents. Reference is made to the Credit Agreement for provisions relating to the interest rate, maturity, payment, prepayment and acceleration of this Note.
In the event of an acceleration of the maturity of this Note, this Note shall become immediately due and payable, without presentation, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.
In the event this Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys’ fees.
This Note shall be governed by and construed in accordance with the internal laws and judicial decisions of the State of New York. The Borrower hereby submits to the nonexclusive jurisdiction and venue of any New York State Court or Federal court sitting in New York City, although the Lender shall not be limited to bringing an action in such courts.
[Signature on the Following Page]

ALLIANT ENERGY FINANCE, LLC

By	____________________________
Name: Barbara P. Tormaschy
Title: President and Treasurer

EXHIBIT 2.2(b)

FORM OF NOTICE OF BORROWING
[Date]
KeyBank National Association, as Agent
127 Public Square
Cleveland, OH 44114
Attention: Richard Gerling, Senior Vice President
Telephone No.: 216-689-5379
Telecopy No.:  216-689-4981

with a copy to

KeyBank National Association, as Agent
4900 Tiedeman Road
Cleveland, OH 44114
MailCode: OH-01-49-0114
Attention: KAS Energy
Telephone No.: 216-370-5716
Telecopy No.: 216-370-5733

Ladies and Gentlemen:
The undersigned, Alliant Energy Finance, LLC, refers to the Term Loan Credit Agreement, dated as of March 3, 2020 (as amended, modified or supplemented from time to time, the “Credit Agreement”, the terms defined therein being used herein as therein defined), among the undersigned, Alliant Energy Corporation, as Guarantor, the Lenders named therein and KeyBank National Association, as Agent, and hereby gives you notice, irrevocably, pursuant to Section 2.2(b) of the Credit Agreement that the undersigned hereby requests a Borrowing of Advances under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the “Proposed Borrowing”) as required by Section 2.2(b) of the Credit Agreement:
(A)    The Business Day of the Proposed Borrowing is ________________. 1
(B)    The Type of Advances comprising the Proposed Borrowing is [Base Rate Advances] [Eurodollar Rate Advances].
(C)    The aggregate amount of the Proposed Borrowing is $ ___________.
(D)    [The Interest Period for each Advance made as part of the Proposed Borrowing is ______ [7 days] [month[s]].] 2
The undersigned hereby acknowledges that the delivery of this Notice of Borrowing shall constitute a representation and warranty by the Borrower that, on the date of the Proposed Borrowing, the conditions set forth in Section 3.1 of the Credit Agreement have been satisfied.
________________________________
1Notice must be received by (i) in the case of Eurodollar Rate Advances, 11:00 a.m., New York City time, three Business Days prior to the date of the Borrowing or (ii) in the case of Base Rate Advances, 10:00 a.m., New York City time, on the date of the Borrowing.
2Delete for Base Rate Advances.

Very truly yours,
ALLIANT ENERGY FINANCE, LLC

By	____________________________
Name: Barbara P. Tormaschy
Title: President and Treasurer

EXHIBIT 2.11

FORM OF NOTICE OF CONVERSION
[Date]
KeyBank National Association, as Agent
127 Public Square
Cleveland, OH 44114
Attention: Richard Gerling, Senior Vice President
Telephone No.: 216-689-5379
Telecopy No.:  216-689-4981

with a copy to

KeyBank National Association, as Agent
4900 Tiedeman Road
Cleveland, OH 44114
MailCode: OH-01-49-0114
Attention: KAS Energy
Telephone No.: 216-370-5716
Telecopy No.: 216-370-5733

Ladies and Gentlemen:
The undersigned, Alliant Energy Finance, LLC, refers to the Term Loan Credit Agreement, dated as of March 3, 2020 (as amended, modified or supplemented from time to time, the “Credit Agreement”, the terms defined therein being used herein as therein defined), among the undersigned, Alliant Energy Corporation, as Guarantor, the Lenders named therein and KeyBank National Association, as Agent, and hereby gives you notice, irrevocably, pursuant to Section 2.11 of the Credit Agreement, that the undersigned hereby requests a Conversion under the Credit Agreement, and in that connection sets forth below the information relating to such Conversion (the “Proposed Conversion”) as required by Section 2.11 of the Credit Agreement:
(A)    The Business Day of the Proposed Conversion is ____________, ______. 1
(B)    The Type of Advances comprising the Proposed Conversion is [Base Rate Advances] [Eurodollar Rate Advances].
(C)    The aggregate amount of the Proposed Conversion is $ _________.
(D)    The Type of Advances to which such Advances are proposed to be Converted is [Base Rate Advances] [Eurodollar Rate Advances].
(E)    The Interest Period for each Advance made as part of the Proposed Conversion is ____ [7 days] [month(s)]. 2
________________________________
1 Notice must be received by (i) in the case of Conversion to or in respect of Eurodollar Rate Advances, 12:00 noon, New York City time, three Business Days prior to the date of the Borrowing or (ii) in the case of Conversion to or in respect of Base Rate Advances, 12:00 noon, New York City time, on the date of Borrowing.
2 Delete for Base Rate Advances.

The undersigned hereby represents and warrants that the Borrower’s request for the Proposed Conversion is made in compliance with Section 2.11 of the Credit Agreement.
Very truly yours,
ALLIANT ENERGY FINANCE, LLC

By	____________________________
Name: Barbara P. Tormaschy
Title: President and Treasurer

EXHIBIT 2.17(e)-1

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Term Loan Credit Agreement dated as of March 3, 2020 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Alliant Energy Finance, LLC, as Borrower, the Guarantor, the Lenders parties thereto and KeyBank National Association, as Agent.
Pursuant to the provisions of Section 2.17(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]
By:___________________________________
Name:
Title:
Date: ________ __, 20[ ]

EXHIBIT 2.17(e)-2

FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Term Loan Credit Agreement dated as of March 3, 2020 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Alliant Energy Finance, LLC, as Borrower, the Guarantor, the Lenders parties thereto and KeyBank National Association, as Agent.
Pursuant to the provisions of Section 2.17(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code].
The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]
By:___________________________________
Name:
Title:
Date: ________ __, 20[ ]

EXHIBIT 2.17(e)-3

FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Term Loan Credit Agreement dated as of March 3, 2020 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Alliant Energy Finance, LLC, as Borrower, the Guarantor, the Lenders parties thereto and KeyBank National Association, as Agent.
Pursuant to the provisions of Section 2.17(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]
By:___________________________________
Name:
Title:
Date: ________ __, 20[ ]

EXHIBIT 2.17(e)-4

FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Term Loan Credit Agreement dated as of March 3, 2020 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Alliant Energy Finance, LLC, as Borrower, the Guarantor, the Lenders parties thereto and KeyBank National Association, as Agent.
Pursuant to the provisions of Section 2.17(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to the Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]
By:___________________________________
Name:
Title:
Date: ________ __, 20[ ]

EXHIBIT 3.1(a)(vii)

FORM OF OPINION OF PERKINS COIE LLP
Attached.

EXHIBIT 9.7

FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each] 1Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each] 2 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees] 3 hereunder are several and not joint.] 4 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below, and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

________________________________
1 For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.
2 For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.
3 Select as appropriate.
4 Include bracketed language if there are either multiple Assignors or multiple Assignees.

1.	Assignor:

2.	Assignee:
[and is an Affiliate/Approved Fund of [identify Lender] 5 ]

3.	Borrower: Alliant Energy Finance, LLC

4.	Agent: KeyBank National Association, as the administrative agent (the “Agent”) under the Credit Agreement

5.
Credit Agreement:    Term Loan Credit Agreement dated as of March 3, 2020 among Alliant Energy Finance, LLC, as Borrower, the Guarantor, the Lenders parties thereto and KeyBank National Association, as Agent.

6.	Assigned Interest[s]:

Assignor[s] [6]	Assignee[s] [7]	Aggregate Amount of Commitment/ Loans for all Lenders [8]	Amount of Commitment/ Loans Assigned	Percentage Assigned of Commitment/ Loans [9]	CUSIP Number
		$	$	%
		$	$	%
		$	$	%

[7.	Trade Date: ______________] [10]
[Remainder of page intentionally left blank]

________________________________
5 Select as applicable.
6 List each Assignor, as appropriate.
7 List each Assignee, as appropriate.
8 Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
9 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
10 To be completed if the Assignor(s) and the Assignee(s) intend that the minimum assignment amount is to be determined as of the Trade Date.

Effective Date: _____________ ___, 20___ [TO BE INSERTED BY AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]
The terms set forth in this Assignment are hereby agreed to:
ASSIGNOR
[NAME OF ASSIGNOR]

By	__________________________________
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By	__________________________________
Title:
Consented to and Accepted:
KEYBANK NATIONAL ASSOCIATION,
as Agent

By    __________________________________
Title:
[Consented to:] 11
ALLIANT ENERGY FINANCE, LLC
By    __________________________________
Title:

________________________________
11 To be added only if the consent of the Borrower is required by the terms of the Credit Agreement.

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1.    Representations and Warranties.

1.1    Assignor[s]. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is not a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.    Assignee[s]. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 9.7 of the Credit Agreement (subject to such consents, if any, as may be required thereunder), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 4.1 or Section 5.1 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance on the Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.    Payments. From and after the Effective Date, the Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date. Notwithstanding the foregoing, the Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to [the][the relevant] Assignee.

3.    General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.